                                                                     EXHIBIT 2.1

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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                HORIZON BANCORP,
                             an Indiana Corporation

                           HORIZON ACQUISITION CORP.,
                             an Indiana Corporation

                         ALLIANCE FINANCIAL CORPORATION,
                             a Michigan Corporation

                       HORIZON BANK, NATIONAL ASSOCIATION,
                         a National Banking Association

                                       AND

                            ALLIANCE BANKING COMPANY,
                   a Michigan State-Chartered Commercial Bank

                                FEBRUARY 24, 2005

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                                TABLE OF CONTENTS

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                                                                                             Page
ARTICLE 1.  TERMS OF THE MERGERS...........................................................   2
   Section 1.1 Terms of the Bank Merger....................................................   2
   Section 1.2 Effect of the Bank Merger...................................................   2
   Section 1.3 Conversion of Shares: The Bank Merger.......................................   3
   Section 1.4 Terms of the Holding Company Merger.........................................   3
   Section 1.5 Effect of the Holding Company Merger........................................   3
   Section 1.6 Conversion and Exchange of Shares: The Holding Company Merger..............    4
   Section 1.7 Alliance Stock Options......................................................   4
   Section 1.8 Terms of the Third Merger...................................................   4
   Section 1.9 Effect of the Third Merger..................................................   4
   Section 1.10 Conversion and Exchange of Shares: The Third Merger........................   5
   Section 1.11 Reservation of Right to Revise Structure...................................   5
   Section 1.12 Exchange Procedures........................................................   5
ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF ALLIANCE.....................................   6
   Section 2.1 Organization and Capital Stock..............................................   7
   Section 2.2 Authorization; No Defaults..................................................   7
   Section 2.3 Subsidiaries................................................................   8
   Section 2.4 Financial Information.......................................................   8
   Section 2.5 Absence of Changes..........................................................   9
   Section 2.6 Agreements with Banking Authorities.........................................   9
   Section 2.7 Tax Matters.................................................................   9
   Section 2.8 Litigation..................................................................  10
   Section 2.9 Employment Agreements.......................................................  10
   Section 2.10 Reports....................................................................  10
   Section 2.11 Investment Portfolio.......................................................  11
   Section 2.12 Loan Portfolio.............................................................  11
   Section 2.13 Employee Matters and ERISA.................................................  12
   Section 2.14 Title to Properties; Insurance.............................................  13
   Section 2.15 Environmental Matters......................................................  14
   Section 2.16 Compliance with Americans with Disabilities Act............................  15
   Section 2.17 Compliance with Law........................................................  15
   Section 2.18 Brokerage..................................................................  15
   Section 2.19 Material Contracts.........................................................  15
   Section 2.20 No Undisclosed Liabilities.................................................  16
   Section 2.21 Delivery of Documents......................................................  16
   Section 2.22 Interim Events.............................................................  16
   Section 2.23 Books and Records..........................................................  16
   Section 2.24 Deposit Insurance..........................................................  16
   Section 2.25 No Regulatory Filings......................................................  16
   Section 2.26 Statements True and Correct................................................  16
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF HORIZON......................................  17
   Section 3.1 Organization................................................................  17
   Section 3.2 Authorization...............................................................  17
   Section 3.3 Financial Information.......................................................  18
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                                        i
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
   Section 3.4 Reports.....................................................................  18
   Section 3.5 Agreements with Banking Authorities.........................................  18
   Section 3.6 Compliance with Law.........................................................  18
ARTICLE 4.  AGREEMENTS OF ALLIANCE.........................................................  19
   Section 4.1 Conduct of Business.........................................................  19
   Section 4.2 Breaches....................................................................  22
   Section 4.3 Submission to Shareholders..................................................  22
   Section 4.4 Consummation of Agreement; Regulatory Approvals.............................  22
   Section 4.5 Environmental Reports.......................................................  22
   Section 4.6 Access to Information.......................................................  23
   Section 4.7 Press Release...............................................................  23
   Section 4.8 Acquisition Proposals.......................................................  24
   Section 4.9 Title Insurance and Surveys.................................................  24
   Section 4.10 Conforming Accounting and Reserve Policies; Restructuring Expenses.........  25
   Section 4.11 Consolidated Shareholders' Equity..........................................  26
   Section 4.12 Attendance of Standing Committee Meetings..................................  27
   Section 4.13 Cooperation on Conversion of Systems.......................................  27
   Section 4.14 Disposition of Alliance Bank 401(k) Plan...................................  27
   Section 4.15 Section 125 Plan...........................................................  28
   Section 4.16 Other Welfare Benefit Plans................................................  28
ARTICLE 5.  AGREEMENTS OF HORIZON..........................................................  28
   Section 5.1 Regulatory Approvals........................................................  28
   Section 5.2 Breaches....................................................................  28
   Section 5.3 Consummation of Agreement...................................................  28
   Section 5.4 Director and Officer Indemnification........................................  29
   Section 5.5 Employee Benefits...........................................................  29
   Section 5.6 Severance...................................................................  29
   Section 5.7 Employee Transition Plan....................................................  30
   Section 5.8 Southwest Michigan Advisory Board...........................................  30
   Section 5.9 Merger and Termination of Benefit Plans.....................................  30
   Section 5.10 Further Matters............................................................  31
ARTICLE 6.  CONDITIONS PRECEDENT TO MERGERS................................................  31
   Section 6.1 Conditions of Horizon's Obligations.........................................  31
   Section 6.2 Conditions of Alliance's Obligation.........................................  33
ARTICLE 7.  TERMINATION OR ABANDONMENT.....................................................  34
   Section 7.1 Mutual Agreement............................................................  34
   Section 7.2 Breach of Representations or Agreements.....................................  34
   Section 7.3 Environmental Reports.......................................................  34
   Section 7.4 Failure of Conditions.......................................................  34
   Section 7.5 Approval Denied.............................................................  34
   Section 7.6 Shareholder Approval Denial.................................................  34
   Section 7.7 Lapse of Time...............................................................  34
   Section 7.8 Failure to Recommend........................................................  34
   Section 7.9 Acceptance of Superior Proposal.............................................  35
   Section 7.10 Effect of Termination and Abandonment......................................  35
   Section 7.11 Liquidated Damages.........................................................  35

                                       ii
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
ARTICLE 8.  THE CLOSING OF THE BANK MERGER AND HOLDING COMPANY MERGER......................  36
   Section 8.1 The Closing.................................................................  36
   Section 8.2 The Closing Date............................................................  36
   Section 8.3 Actions at Closing..........................................................  36
ARTICLE 9.  GENERAL PROVISIONS.............................................................  38
   Section 9.1 Confidential Information....................................................  38
   Section 9.2 Return of Documents.........................................................  38
   Section 9.3 Notices.....................................................................  38
   Section 9.4 Nonsurvival of Representations and Agreements...............................  39
   Section 9.5 Entire Agreement............................................................  39
   Section 9.6 Headings and Captions.......................................................  39
   Section 9.7 Waiver, Amendment or Modification...........................................  39
   Section 9.8 Rules of Construction.......................................................  40
   Section 9.9 Counterparts................................................................  40
   Section 9.10 Successors and Assigns.....................................................  40
   Section 9.11 Governing Law; Assignment..................................................  40
   Section 9.12 No Third Party Beneficiaries...............................................  40

                                   APPENDICES

        Appendix A           Holding Company Merger Agreement

                                    EXHIBITS

        Exhibit 1.7          Agreement to Convert Options
        Exhibit 4.3 Agreement of Directors of Alliance Concerning Agreement of Merger
        Exhibit 5.6          Termination and Release Agreement
        Exhibit 6.1(i)       Alliance Legal Opinion
        Exhibit 6.2(g)       Horizon Legal Opinion

                                    SCHEDULES

        Schedule 2.1(d)      Lost Stock Affidavits
        Schedule 2.6         Agreements with Banking Authorities
        Schedule 2.7(a)      Tax Matters
        Schedule 2.8         Litigation
        Schedule 2.9         Employee Matters
        Schedule 2.12(b)     Problem Loans
        Schedule 2.12(c)     Loan Losses
        Schedule 2.12(d)     Loan Participations
        Schedule 2.13(b)     Employment Laws
        Schedule 2.13(c)     Employee Benefit Plans
        Schedule 2.14        Title to Properties; Insurance
        Schedule 2.19        Material Contracts
        Schedule 2.20        Undisclosed Liabilities
        Schedule 2.22        Interim Events

                              AGREEMENT OF MERGER

                                       AND

                             PLAN OF REORGANIZATION

      THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "AGREEMENT"), is made February 24, 2005 by and among HORIZON BANCORP, an Indiana corporation ("HORIZON"), HORIZON ACQUISITION CORP., an Indiana corporation ("HORIZON ACQUISITION CORP."), ALLIANCE FINANCIAL CORPORATION, a Michigan corporation ("ALLIANCE"), HORIZON BANK, NATIONAL ASSOCIATION, a national banking association ("HORIZON BANK"), and ALLIANCE BANKING COMPANY, a Michigan state-chartered commercial bank ("ALLIANCE BANK").

                                   WITNESSETH:

      WHEREAS, Horizon is a corporation duly organized and existing under the laws of the State of Indiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, holding one hundred percent (100%) of the issued and outstanding shares of common stock of each of Horizon Acquisition Corp. and Horizon Bank, both with their principal places of business in Michigan City, Indiana; and

      WHEREAS, Alliance is a corporation duly organized and existing under the laws of the State of Michigan and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, holding one hundred percent (100%) of the issued and outstanding shares of common stock of Alliance Bank, with its principal place of business in New Buffalo, Michigan; and

      WHEREAS, Horizon Bank is a national banking association duly organized and existing under the laws of the United States of America with its principal banking office located in Michigan City, Indiana; and

      WHEREAS, Alliance Bank is a banking institution duly organized and existing under the laws of the State of Michigan with its principal banking office in New Buffalo, Michigan; and

      WHEREAS, Horizon Acquisition Corp. is a newly formed Indiana corporation (and wholly-owned subsidiary of Horizon) formed for the sole purpose of merging with and into Alliance; and

      WHEREAS, it is the desire of Alliance, Horizon, Horizon Acquisition Corp., Horizon Bank, and Alliance Bank to effect a transaction whereby Horizon Acquisition Corp. will be merged with and into Alliance and concurrently therewith Alliance Bank will be merged with and into Horizon Bank. After these mergers, Alliance will be merged with and into Horizon; and

      WHEREAS, the Boards of Directors of Alliance, Horizon, Horizon Acquisition Corp., Horizon Bank and Alliance Bank, respectively, have approved this Agreement and authorized its execution.

      NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 1

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ARTICLE 1. TERMS OF THE MERGERS

      Section 1.1 TERMS OF THE BANK MERGER. Subject to the terms and provisions of this Agreement, the National Bank Act, the Bank Merger Act and the Michigan Banking Code of 1999, as amended, (the "MICHIGAN BANKING CODE"), Alliance Bank shall be merged, simultaneously with the Holding Company Merger (as defined below), with and into Horizon Bank. Horizon Bank shall be the "CONTINUING BANK" and shall continue its corporate existence under the laws of the United States of America, pursuant to the provisions of the National Bank Act and particularly
Section 215a of Title 12 of the United States Code, as amended, and as provided under Sections 487.13701 and 487.13702 of the Michigan Banking Code (hereinafter such merger shall be referred to as the "BANK MERGER").

      Section 1.2 EFFECT OF THE BANK MERGER.

            (a) GENERAL DESCRIPTION. Upon the effectiveness of the Bank Merger, the separate existence of Alliance Bank shall cease and the Continuing Bank shall possess all of the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of Alliance Bank existing immediately prior to the effectiveness of the Bank Merger, and the Continuing Bank shall continue to be a bank organized and existing under the laws of the United States of America and shall continue to be a wholly-owned subsidiary of Horizon.

            (b) NAME AND OFFICES. The name of the Continuing Bank shall continue to be "Horizon Bank, National Association." Its principal banking office shall continue to be located at 515 Franklin Street, Michigan City, Indiana 46360. All branches of Alliance Bank shall become legally established branches of the Continuing Bank.

            (c) BOARD OF DIRECTORS. The Board of the Directors of the Continuing Bank shall consist of the same individuals that served as the Board of Directors of Horizon Bank immediately prior to the effective date of the Bank Merger, until such time as their successors have been elected and have been qualified.

            (d) OFFICERS. The Officers of the Continuing Bank shall consist of the same individuals that served as the Officers of Horizon Bank immediately prior to the effective date of the Bank Merger, until such time as their successors have been elected and have been qualified.

            (e) ARTICLES OF ASSOCIATION AND BYLAWS. The Articles of Association and Bylaws of Horizon Bank in effect immediately prior to the effectiveness of the Bank Merger shall be and remain the Articles of Association and Bylaws of the Continuing Bank without change, until the same shall be amended or replaced as therein provided.

            (f) ASSETS, LIABILITIES, AND OBLIGATIONS. All assets and all rights, franchises and interests of Horizon Bank and Alliance Bank, respectively, in and to every type of property, all debts due on whatever account and all choses in action shall be taken and be deemed transferred to and vest in the Continuing Bank by virtue of the Bank Merger without any order or other action on the part of any court or otherwise, and the Continuing Bank shall be responsible for all liabilities and obligations of Horizon Bank and Alliance Bank, respectively, by virtue of the Bank Merger, all with the effect provided in 12 U.S.C. Section 215a and Section 487.13703 of the Michigan Banking Code.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 2

      Section 1.3 CONVERSION OF SHARES: THE BANK MERGER. All of the 36,091 outstanding shares of common stock of Alliance Bank, par value $10.00 per share, shall be cancelled for no additional consideration in connection with the Bank Merger. Horizon shall continue to own all the issued and outstanding common stock of the Continuing Bank, with the effect that the Bank Merger will not change the shares of issued and outstanding stock of Horizon Bank.

      Section 1.4 TERMS OF THE HOLDING COMPANY MERGER. Subject to the terms and conditions of this Agreement, the Merger Agreement attached hereto as Appendix A (the "HOLDING COMPANY MERGER AGREEMENT"), the Michigan Business Corporation Act of 1972, as amended ("MBCA"), and the Indiana Business Corporation Law ("IBCL") Horizon Acquisition Corp. shall merge, simultaneously with the Bank Merger, with and into, Alliance, which shall be the "CONTINUING COMPANY" and shall continue its corporate existence under the laws of the State of Michigan pursuant to the provisions of and with the effect provided in the MBCA and the IBCL (hereinafter such merger is referred to as the "HOLDING COMPANY MERGER"). The Bank Merger and the Holding Company Merger shall hereafter collectively be referred to as the "MERGERS".

      Section 1.5 EFFECT OF THE HOLDING COMPANY MERGER.

            (a) GENERAL DESCRIPTION. Upon the effectiveness of the Holding Company Merger, the separate existence of Horizon Acquisition Corp. shall cease and the Continuing Company shall possess all of the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of Alliance and Horizon Acquisition Corp. existing immediately prior to the effectiveness of the Holding Company Merger, and the Continuing Company shall continue to be a corporation organized and existing under the laws of the State of Michigan.

            (b) NAME AND OFFICES. The name of the Continuing Company shall continue to be "Alliance Financial Corporation," but its principal office shall continue to be located at 500 West Buffalo Street, New Buffalo, Michigan 49117.

            (c) BOARD OF DIRECTORS. The Board of the Directors of the Continuing Company shall consist of the Board of Directors of Horizon Acquisition Corp. immediately prior to the effective date of the Holding Company Merger, until such time as their successors have been elected and have been qualified.

            (d) OFFICERS. The Officers of the Continuing Company shall consist of the Officers of Horizon Acquisition Corp. immediately prior to the effective date of the Holding Company Merger, until such time as their successors have been elected and have been qualified.

            (e) ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Alliance in effect immediately prior to the effectiveness of the Holding Company Merger shall be and remain the Articles of Incorporation and Bylaws of the Continuing Company without change, until the same shall be amended or replaced as therein provided.

            (f) ASSETS, LIABILITIES, AND OBLIGATIONS. All assets and all rights, franchises and interests of Horizon Acquisition Corp. and Alliance, respectively, in and to every type of property, all debts due on whatever account and all choses in action shall be taken and be deemed transferred to and vest in the Continuing Company by virtue of the

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 3

      Holding Company Merger without any order or other action on the part of any court or otherwise, and the Continuing Company shall be responsible for all liabilities and obligations of Horizon Acquisition Corp. and Alliance, respectively, by virtue of the Holding Company Merger, all with the effect provided in IC 23-1-40-6 of the IBCL and Section 450.1735 of the MBCA.

      Section 1.6 CONVERSION AND EXCHANGE OF SHARES: THE HOLDING COMPANY MERGER. At the Effective Time (as defined in Section 8.2 hereof) of the Holding Company Merger, all of the issued and outstanding shares of common stock, $1.00 par value, of Alliance (the "ALLIANCE COMMON STOCK") by virtue of the Holding Company Merger and without any action on the part of the holders thereof, shall be converted into the right to receive $11,502,258 in the aggregate in cash which will equal $38.00 per share if there are 302,691 shares of common stock issued and outstanding at that time (the "MERGER CONSIDERATION").

      Section 1.7 ALLIANCE STOCK OPTIONS. All 15,960 outstanding options to purchase Alliance Common Stock ("ALLIANCE STOCK OPTIONS"), without any act on the part of any holder thereof, shall be converted into the right to receive from Horizon, at the Effective Time, an amount in cash equal to $38.00 minus the per share exercise price for each share of Alliance Common Stock subject to an Alliance Stock Option; provided, however, that there shall be withheld from such cash payment any taxes required to be withheld by applicable law. Each holder of an Alliance Stock Option shall agree to the treatment of their options in the manner contemplated by this Section within thirty (30) days after the date of this Agreement by executing and delivering to Alliance an agreement in the same form as Exhibit 1.7 attached hereto. Each Alliance Stock Option shall be cancelled and cease to exist by virtue of such payment. Execution by every holder of Alliance Stock Options shall not be a condition precedent to consummation of the transactions contemplated herein, but shall only be a condition to the holder of such options receiving the payment noted in this
Section 1.7.

      Section 1.8 TERMS OF THE THIRD MERGER. Subject to the terms and conditions of this Agreement, the MBCA and the IBCL and as soon as reasonably practicable after the Effective Time of the Mergers, the Continuing Company shall merge, with and into Horizon, which shall be the "SURVIVING COMPANY" and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the MBCA and the IBCL (hereinafter such merger is referred to as the "THIRD MERGER").

      Section 1.9 EFFECT OF THE THIRD MERGER.

            (a) GENERAL DESCRIPTION. Upon the effectiveness of the Third Merger, the separate existence of the Continuing Company shall cease and Horizon shall possess all of the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of the Continuing Company and Horizon existing immediately prior to the effectiveness of the Third Merger, and Horizon shall continue to be a corporation organized and existing under the laws of the State of Indiana.

            (b) NAME AND OFFICES. The name of the Surviving Company shall continue to be "Horizon Bancorp." Its principal office shall continue to be located at 515 Franklin Street, Michigan City, Indiana 46360.

            (c) BOARD OF DIRECTORS. The Board of the Directors of the Surviving Company shall consist of the same individuals that served as the Board of Directors of

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 4

      Horizon immediately prior to the effective date of the Third Merger, until such time as their successors have been elected and have been qualified.

            (d) OFFICERS. The Officers of the Surviving Company shall consist of the same individuals that served as the Officers of Horizon immediately prior to the effective date of the Third Merger, until such time as their successors have been elected and have been qualified.

            (e) ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Horizon in effect immediately prior to the effectiveness of the Third Merger shall be and remain the Articles of Incorporation and Bylaws of the Surviving Company without change, until the same shall be amended or replaced as therein provided.

            (f) ASSETS, LIABILITIES, AND OBLIGATIONS. All assets and all rights, franchises and interests of Horizon and the Continuing Company, respectively, in and to every type of property, all debts due on whatever account and all choses in action shall be taken and be deemed transferred to and vest in the Surviving Company by virtue of the Third Merger without any order or other action on the part of any court or otherwise, and the Surviving Company shall be responsible for all liabilities and obligations of Horizon and the Continuing Company, respectively, by virtue of the Third Merger, all with the effect provided in IC 23-1-40-6 of the IBCL and
      Section 450.1735 of the MBCA.

      Section 1.10 CONVERSION AND EXCHANGE OF SHARES: THE THIRD MERGER. At the closing of the Third Merger, each common share of the Continuing Company issued and outstanding immediately prior to the closing, by virtue of the Third Merger and without any action on the part of the holders thereof, shall be cancelled for no additional consideration and all certificates shall be surrendered to the Surviving Company.

      Section 1.11 RESERVATION OF RIGHT TO REVISE STRUCTURE. At Horizon's election, any of the mergers may alternatively be structured so that (a) Alliance and/or Alliance Bank is merged with and into any other direct or indirect wholly-owned subsidiary of Horizon or (b) any direct or indirect wholly-owned subsidiary of Horizon is merged with and into Alliance or Alliance Bank; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration payable in the Holding Company Merger or the treatment of the holders of Alliance Common Stock, or (ii) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

      Section 1.12 EXCHANGE PROCEDURES.

            (a) Horizon Trust and Investment Management, N.A. ("HORIZON TRUST") shall act as the Exchange Agent in the Holding Company Merger (the "EXCHANGE AGENT"). At the Effective Time, Horizon shall deposit the Merger Consideration in a separate account at Horizon Trust (the "EXCHANGE FUND") which shall be used for the sole purpose of making disbursements to the Alliance shareholders in connection with the Holding Company Merger.

            (b) Not less than ten (10) days prior to the anticipated Effective Time, the Exchange Agent shall mail to each record holder of any certificate representing Alliance Common Stock (a "CERTIFICATE") whose shares will be converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 5
      effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Horizon may reasonably specify) (each such letter, the "MERGER LETTER OF TRANSMITTAL") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

            (c) As soon as reasonably practical, but not more than five (5) business days after surrender to the Exchange Agent of a Certificate (but not prior to the Effective Time), together with a Merger Letter of Transmittal duly executed and any other documents reasonably required by the Exchange Agent, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            (d) Horizon reserves the right in all cases involving more than five hundred (500) shares of Alliance Common Stock to require that a surety bond on terms and in an amount reasonably satisfactory to Horizon be provided to Horizon at the expense of the Alliance shareholder in the event that such shareholder claims loss of a Certificate and requests that Horizon waive the requirement for surrender of such Certificate.

            (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Alliance for six (6) months after the Effective Time shall be returned to Horizon. Any shareholders of Alliance who have not theretofore complied with this Section shall thereafter look only to Horizon for payment of the Merger Consideration deliverable in respect of each share of Alliance Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

            (f) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Alliance Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF ALLIANCE

      On or prior to the date hereof, Alliance has delivered to Horizon a schedule (the "DISCLOSURE SCHEDULE") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article 2 or to one or more of its covenants contained in Article 4; provided, that the mere inclusion of an item in the Disclosure Schedule as a exception to a representation or warranty shall not be deemed an admission by Alliance that such item represents a material exception or fact, event or circumstance or that such items is reasonably likely to have or result in a Material Adverse Effect on Alliance. Alliance's representations, warranties and covenants contained in

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                            PAGE 6
this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Alliance arising solely from actions taken in compliance with a written request from Horizon.

      Subject to the foregoing, Alliance hereby makes the following representations and warranties to Horizon:

      Section 2.1 ORGANIZATION AND CAPITAL STOCK.

            (a) Alliance is a corporation duly incorporated and in good standing under the laws of the State of Michigan, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

            (b) Alliance has authorized capital stock of 2,000,000 shares of common stock, $1.00 par value per share ("ALLIANCE COMMON STOCK"), 302,691 shares of which are issued and outstanding and 15,960 of which are subject to options which are currently outstanding (the "ALLIANCE STOCK OPTIONS"). All of the issued and outstanding shares of Alliance Common Stock are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of Alliance Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Alliance or in violation of any applicable federal or state securities laws or regulations. All of the Alliance Stock Options have been duly and validly issued.

            (c) Except as set forth in Section 2.1(b) there are no shares of capital stock or other equity securities of Alliance outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Alliance or contracts, commitments, understandings or arrangements by which Alliance is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

            (d) Except as disclosed in Section 2.1(d) of the Disclosure Schedule, each certificate representing shares of Alliance Common Stock issued by Alliance in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Alliance only upon receipt of an affidavit of lost stock certificate which contains an indemnity agreement in favor of Alliance.

      Section 2.2 AUTHORIZATION; NO DEFAULTS.

            (a) The Boards of Directors of Alliance and Alliance Bank has each, by all appropriate action, approved this Agreement and the Mergers and has authorized the execution of this Agreement on its behalf by its duly authorized officers and the performance, respectively, by Alliance and Alliance Bank of its obligations hereunder.

            (b) Nothing in the Articles of Incorporation or Bylaws of Alliance, as amended, in the Charter or Bylaws of Alliance Bank, or in any agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Alliance or Alliance Bank is bound or subject, would prohibit either Alliance or Alliance Bank from entering into and

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

      consummating, or would be violated or breached by Alliance's or Alliance Bank's consummation of, this Agreement and the transactions contemplated herein and the Mergers on the terms and conditions herein contained.

            (c) This Agreement has been duly and validly executed and delivered by Alliance and Alliance Bank and constitutes a legal, valid and binding obligation of Alliance and Alliance Bank, enforceable against Alliance and Alliance Bank in accordance with its terms, and, except for the approval by Alliance, as the sole shareholder of Alliance Bank, and Alliance's shareholders, no other corporate acts or proceedings are required to be taken by Alliance or Alliance Bank to authorize the execution, delivery and performance of this Agreement.

            (d) Alliance or Alliance Bank is not, and will not be by reason of the consummation of the transactions contemplated herein, in default under or in violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, Alliance's Articles of Incorporation or Bylaws or Alliance Bank's Articles of Incorporation or Bylaws, any promissory note, indenture or other evidence of indebtedness or security therefor, or any lease, contract, or other commitment or agreement to which Alliance or Alliance Bank is a party or by which Alliance or Alliance Bank or their property is bound.

            (e) Except for the requisite approvals of and filings with the FDIC, the Board of Governors of the Federal Reserve System and its delegates (the "FRB"), the Office of the Comptroller of the Currency (the "OCC"), the Michigan Office of Financial and Insurance Services ("MOFIS"), the Indiana Secretary of State, and the Michigan Department of Commerce, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by Alliance and Alliance Bank.

      Section 2.3 SUBSIDIARIES. Alliance Bank is duly organized and validly existing under the laws of the State of Michigan and has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. Alliance owns of record and beneficially free and clear of all liens and encumbrances all of the 36,091 outstanding shares of the capital stock of Alliance Bank. Alliance has no other direct or indirect subsidiaries. There are no options, warrants or rights outstanding to acquire any capital stock of Alliance Bank, and no person or entity has any other right to purchase or acquire any unissued shares of stock of Alliance Bank, nor does Alliance Bank have any obligation of any nature with respect to its unissued shares of stock. Except for the ownership of readily marketable securities, Federal Home Loan Bank or Federal Reserve Bank stock, neither Alliance nor Alliance Bank is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

      Section 2.4 FINANCIAL INFORMATION. The audited consolidated balance sheets of Alliance and Alliance Bank as of December 31, 2002 and 2003, and the related audited consolidated statements of income, changes in equity capital, and cash flows, for the three years ended December 31, 2003, together with the notes thereto; and the quarterly Reports of Condition and Income of Alliance Bank as filed with the Federal Deposit Insurance Corporation (the "FDIC") for the quarter ended September 30, 2004, (the "ALLIANCE BANK REPORTS"); all of which have been previously furnished by Alliance to Horizon (collectively the "ALLIANCE FINANCIAL

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

STATEMENTS"), together with all subsequent financial statements filed with the FDIC prior to the Effective Date, shall have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as disclosed therein and except for regulatory reporting differences required with respect to Alliance Bank's Reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Alliance and Alliance Bank in all material respects as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which are material). Alliance and Alliance Bank each does not have any material liability, fixed or contingent, except to the extent set forth in the Alliance Financial Statements or incurred in the ordinary course of business since the date of the most recent Alliance Financial Statement.

      Section 2.5 ABSENCE OF CHANGES. Since September 30, 2004, there has not been any Material Adverse Change with respect to Alliance or Alliance Bank. For purposes of this Agreement, "MATERIAL ADVERSE CHANGE" means, with respect to Alliance or Alliance Bank, any change that (a) is both material and adverse to the financial position, results of operations, business or future prospects of Alliance or Alliance Bank, other than (i) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines (GAAP or otherwise) applicable to depository institutions generally, or in general, levels of interest rates, (ii) payments associated with the Holding Company Merger or the Bank Merger, (iii) charges required under
Section 4.10 hereof, or (iv) actions or omissions of either Alliance or Alliance Bank taken with the prior informed written consent of Horizon in contemplation of the transactions contemplated by this Agreement; or (b) would materially impair the ability of either Alliance or Alliance Bank to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Holding Company Merger or the Bank Merger and the other transactions contemplated by this Agreement.

      Section 2.6 AGREEMENTS WITH BANKING AUTHORITIES. Except as otherwise disclosed in Section 2.6 of the Disclosure Schedule, neither Alliance nor Alliance Bank is subject (or has been subject during the last five (5) years) to any order (other than orders applicable to banks generally) or is a party (or has been a party during the last five (5) years) to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the MOFIS, the FDIC and the FRB.

      Section 2.7 TAX MATTERS.

            (a) Alliance and Alliance Bank have each filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it and has paid all taxes required to be paid by it on or before their due date. Except as set forth in Section 2.7(a) of the Disclosure Schedule, neither Alliance nor Alliance Bank is
      (i) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (ii) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service (the "IRS") or any state tax agency; (iii) subject to any agreement extending the period for assessment, payment or collection of any federal or state tax; or (iv) a party to any action or proceeding with, nor has any claim been asserted against it by, any court,

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

      administrative agency or commission or other federal, state or local governmental authority or instrumentality ("GOVERNMENTAL AUTHORITY") for assessment or collection of taxes.

            (b) None of the tax returns of Alliance or Alliance Bank has been audited by the IRS or any state tax agency for any period since December 31, 2001. Neither Alliance nor Alliance Bank is the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes.

            (c) The reserve for taxes in the unaudited financial statements of Alliance for the quarter ended September 30, 2004, is, in the opinion of management, adequate to cover all of the tax liabilities of Alliance and Alliance Bank (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP.

            (d) Alliance has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1505 of the Internal Revenue Code of 1986, as amended) (the "CODE") where Alliance was not the common parent of the group. Neither Alliance nor Alliance Bank is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Alliance or Alliance Bank.

            (e) Alliance has disclosed in all of its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

            (f) Alliance has never elected under Section 1362 of the Code (or under any analogous or similar provision of state or local law in any jurisdiction where Alliance files its tax returns) to be treated as an "S" Corporation for state or federal tax purposes.

      Section 2.8 LITIGATION. Except as set forth in Section 2.8 of the Disclosure Schedule and except for foreclosure and other collection proceedings commenced in the ordinary course of business by Alliance Bank with respect to loans in default with respect to which no counter claims have been asserted against Alliance Bank, there is no litigation, claim or other proceeding pending or threatened before any judicial, administrative or regulatory agency or tribunal against or involving Alliance or Alliance Bank, or to which any of the properties of Alliance or Alliance Bank is subject.

      Section 2.9 EMPLOYMENT AGREEMENTS. Except as set forth in Section 2.9 of the Disclosure Schedule, neither Alliance nor Alliance Bank is a party to or bound by any written contract for the employment, retention, engagement, or severance of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Alliance or Alliance Bank on thirty
(30) days' written notice or less without the payment of any amount by reason of such termination. Section 2.9 of the Disclosure Schedule also contains a list of all current employees of Alliance and Alliance Bank with their annual compensation, employment start date, current employment status, employee benefit plan elections and such other information as Horizon may reasonably require.

      Section 2.10 REPORTS. Since January 1, 2003, Alliance and Alliance Bank have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the FRB, (ii) the FDIC, (iii) the MOFIS, and (iv) any other governmental authority with jurisdiction over Alliance or Alliance

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

Bank. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

      Section 2.11 INVESTMENT PORTFOLIO. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" held by Alliance and Alliance Bank, as reflected in the latest balance sheet in the Alliance Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "available for sale" held by Alliance and Alliance Bank, as reflected in the latest balance sheet in the Alliance Financial Statements, are carried in the aggregate at market value. Provisions for losses have been made on all such securities which have had a decline in value deemed "other than temporary" as defined in SEC Staff Accounting Bulletin No. 59. None of the investments reflected in the Alliance Financial Statements as of and for the quarter ended September 30, 2004, and none of the investments made by Alliance or Alliance Bank since September 30, 2004, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Alliance or Alliance Bank to dispose freely of such investment at any time.

      Section 2.12 LOAN PORTFOLIO.

            (a) All loans shown in the Alliance Financial Statements at September 30, 2004, or which were entered into after September 30, 2004, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Alliance Bank, in accordance in all material respects with sound banking practices, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are, and will be, enforceable, valid, true and genuine and what they purport to be. Alliance and Alliance Bank have complied, and will prior to the Closing Date comply, with all laws and regulations relating to such loans, Alliance and Alliance Bank have not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. Alliance has no knowledge that any condition of property in which Alliance Bank has an interest as collateral to secure a loan violates the Environmental Laws (defined in Section 2.15(a)) or obligates Alliance Bank or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

            (b) Except as set forth in Section 2.12(b) of the Disclosure Schedule, as of September 30, 2004, Alliance Bank had no loan in excess of $10,000 that has been classified by regulatory examiners or management of Alliance Bank as "Substandard," "Doubtful" or "Loss" or in excess of $10,000 that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. As of the

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

      date hereof, the most recent loan watch list of Alliance Bank and a list of all loans in excess of $10,000 that Alliance Bank has determined to be ninety (90) days or more past due with respect to principal or interest payments or has placed on nonaccrual status are set forth in Section 2.12(b) of the Disclosure Schedule.

            (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, the reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Alliance Financial Statements are, in the opinion of management of Alliance, adequate in all respects under the requirements of GAAP applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

            (d) Set forth in Section 2.12(d) of the Disclosure Schedule is a true, accurate and complete list of all loans in which Alliance Bank has any participation interest or which have been made with or through another financial institution on a recourse basis against Alliance Bank.

      SECTION 2.13 EMPLOYEE MATTERS AND ERISA.

            (a) Neither Alliance nor Alliance Bank has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Alliance or Alliance Bank, and there is no present effort nor existing proposal to attempt to unionize any group of employees of Alliance or Alliance Bank.

            (b) Except as set forth in Section 2.13(b) of the Disclosure Schedule, (i) Alliance and Alliance Bank are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Alliance nor Alliance Bank is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Alliance or Alliance Bank pending or threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or threatened against or directly affecting Alliance or Alliance Bank; and (iv) neither Alliance nor Alliance Bank has experienced any material work stoppage or other material labor difficulty during the past five (5) years.

            (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither Alliance nor Alliance Bank maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multiemployer plan (as defined in Section 3(37) of ERISA), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees or directors (or their beneficiaries or dependents) of Alliance or Alliance Bank (the "EMPLOYEE PLANS"). No present or former employee of Alliance or Alliance Bank has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither Alliance nor Alliance Bank participates in, nor has it in the past five (5) years participated in, nor has it any present or future obligation or liability

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

      under, any multiemployer plan. Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither Alliance nor Alliance Bank maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees or directors of Alliance or Alliance Bank. Alliance has provided to Horizon a true, accurate and complete copy of each written plan or program disclosed in the Disclosure Schedule. Alliance has also provided to Horizon, with respect to each such plan or program to the extent available to Alliance, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) descriptions of all current participants in such plans and programs and all participants with benefit entitlements under such plans and programs, (iv) contracts relating to plan documents,
      (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the IRS, (viii) the most recent annual report filed with the IRS, and (ix) trust agreements.

            (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at September 30, 2004, had or has had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code). No actuarial assumptions have been changed since the last written report of actuaries on such Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Alliance Financial Statements, Alliance and Alliance Bank have no contingent or actual liabilities under Title IV of ERISA as of September 30, 2004. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any of the Employee Plans, whether or not waived, nor does Alliance or any of its affiliates have any liability or potential liability as a result of the underfunding of, or termination of, or withdrawal from, any plan by Alliance or by any person which may be aggregated with Alliance for purposes of Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any of the Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending or threatened with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Alliance or Alliance Bank would be liable after September 30, 2004, except as is reflected on the Alliance Financial Statements. As of September 30, 2004, Alliance and Alliance Bank had no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

      Section 2.14 TITLE TO PROPERTIES; INSURANCE. Section 2.14 to the Disclosure Schedule sets forth a list of all real property owned or leased by Alliance or Alliance Bank and a reasonable description of the size, use and location thereof. Except as described in Section 2.14 of the Disclosure Schedule, Alliance and Alliance Bank have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Alliance Financial

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Statements and easements, rights-of-way, and other restrictions which do not interfere with the current use of such properties, and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of Alliance or Alliance Bank, rights of redemption under applicable law) to all real properties reflected on the Alliance Financial Statements as being owned by Alliance or Alliance Bank. All real properties are currently being used in compliance with all zoning laws, and there are no encroachments or other violations of law with respect to any such property. All leasehold interests used by Alliance and Alliance Bank in their operations, if any, are held pursuant to lease agreements that are valid and enforceable in accordance with their terms, and no party to any such lease agreement is currently in default thereunder. No leasehold interest is subject to any superior mortgage or other lien. All such properties comply with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or threatened with respect to such properties. Alliance and Alliance Bank have valid title or other ownership rights under licenses to all intangible personal or intellectual property used by Alliance or Alliance Bank in their respective businesses free and clear of any claim, defense or right of any other person or entity, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property. All insurable real and personal properties owned or held by Alliance and Alliance Bank are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as, in the opinion of management of Alliance, is customary with companies of the same size and in the same business. Section 2.14 of the Disclosure Schedule also contains a list of all prior insurance companies and insurance coverages provided by those companies for Alliance or Alliance Bank during the last five (5) years and a listing of all claims made under any such policy involving $40,000 or more for any single claim.

      Section 2.15 ENVIRONMENTAL MATTERS.

            (a) As used in this Agreement, "ENVIRONMENTAL LAWS" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which the parties hereto have done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

            (b) To the knowledge of management of Alliance and Alliance Bank, neither the conduct nor operation of Alliance or Alliance Bank nor any condition of any property owned by Alliance or Alliance Bank within the past ten (10) years and used in its business operations or the condition of any property owned by Alliance or Alliance Bank within the past ten
      (10) years but not used in its business operations, violates or violated Environmental Laws or contained or contains any underground storage tank, and no condition or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate Alliance or Alliance Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither Alliance nor Alliance Bank has received any notice from any person or entity that Alliance or Alliance Bank or the operation of any facilities or any property owned by Alliance or Alliance Bank is or was in violation of any Environmental Laws or that Alliance or Alliance Bank is responsible

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

      for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

      Section 2.16 COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Alliance and Alliance Bank are in compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA") and no action under the ADA against Alliance or Alliance Bank or any of their properties has been initiated or has been threatened or contemplated.

      Section 2.17 COMPLIANCE WITH LAW. Alliance and Alliance Bank have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance with all applicable laws and regulations.

      Section 2.18 BROKERAGE. Except for a fee payable to Austin Associates, LLC in connection with it acting as financial advisor and issuing a fairness opinion to Alliance, there are no existing claims or agreements for brokerage commissions, finders' fees, investment banking fees, or similar compensation in connection with the Mergers payable by Alliance or Alliance Bank.

      Section 2.19 MATERIAL CONTRACTS. Except as set forth in Section 2.19 of the Disclosure Schedule, neither Alliance nor Alliance Bank is a party to or bound by any oral or written:

            (a) agreement, security agreement, pledge agreement, contract or indenture under which it has borrowed or will borrow money or pursuant to which it has granted any lien on any of its assets (not including federal funds and money deposited, including without limitation, checking and savings accounts and certificates of deposit);

            (b) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business;

            (c) agreement with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business);

            (d) any lease or license of personal property (whether tangible or intangible, including intellectual property and software), whether as licensor or licensee involving payments or receipts in excess of $10,000;

            (e) contract or commitment for the purchase of materials, supplies or other real or personal property in an amount in excess of $10,000 or for the performance of services involving an amount in excess of $10,000;

            (f) joint venture or partnership agreement or arrangement; or

            (g) contract, agreement or other commitment not made in the ordinary course of business and involving payments or receipts in excess of $10,000.

All of the contracts listed in Section 2.19 of the Disclosure Schedule (1) are currently in full force and effect, (2) represent due and valid obligations of the parties thereto, and (3) are enforceable against each of the parties thereto in accordance with their terms. Neither Alliance nor Alliance Bank is in default with respect to any such contract, and neither Alliance nor Alliance Bank is aware of any default by any other party to any such contract.

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      Section 2.20 NO UNDISCLOSED LIABILITIES. Alliance and Alliance Bank do not
have any liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Alliance or Alliance Bank giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Alliance or the notes thereto, except (i) for liabilities set forth or reserved against in the Alliance Financial Statements, (ii) for normal fluctuations in the amount of the liabilities referred to in clause (i) above or other liabilities occurring in the ordinary course of business of Alliance and Alliance Bank since the date of the most recent balance sheet included in the Alliance Financial Statements, which such fluctuations in the aggregate are not material to Alliance and Alliance Bank taken as a whole, (iii) liabilities relating to the possible sale of Alliance or other transactions contemplated by this Agreement, and (iv) as may be disclosed in Section 2.20 of the Disclosure Schedule.

      Section 2.21 DELIVERY OF DOCUMENTS. Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule have been provided to Horizon. Neither Alliance nor Alliance Bank nor any other party thereof is in default under any such contract and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default.

      Section 2.22 INTERIM EVENTS. Except as provided in Section 2.22 of the Disclosure Schedule, since September 30, 2004, neither Alliance nor Alliance Bank has paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date of this Agreement would require the prior written consent of Horizon pursuant to Section 4.1 hereof.

      Section 2.23 BOOKS AND RECORDS. The books and records of Alliance and Alliance Bank have been fully, properly and accurately maintained in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Alliance and Alliance Bank.

      Section 2.24 DEPOSIT INSURANCE. The deposits of Alliance Bank are insured by the FDIC up to applicable limits and in accordance with the Federal Deposit Insurance Corporation Act, as amended, and Alliance Bank has paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance, if any.

      Section 2.25 NO REGULATORY FILINGS. There are no filings, notices or submissions required to be made by Alliance or Alliance Bank with any regulatory authority in connection with obtaining approval for either of the Mergers.

      Section 2.26 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Alliance or Alliance Bank for inclusion in any documents to be filed with the FRB, OCC, SEC, MOFIS, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

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ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF HORIZON

      Horizon hereby makes the following representations and warranties to
Alliance:

      Section 3.1 ORGANIZATION. Each of Horizon and Horizon Acquisition Corp. is a corporation duly incorporated and validly existing under the laws of the State of Indiana, and Horizon is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and each has the corporate power and authority to own all of its property and assets, to incur all of its liabilities, and to carry on its business as it is now being conducted. Horizon Bank is a national bank duly incorporated and validly existing under the laws of the United States, and has the corporate power and authority to own all of its property and assets, to incur all of its liabilities, and to carry on its business as it is now being conducted.

      Section 3.2 AUTHORIZATION.

            (a) The Boards of Directors of Horizon, Horizon Acquisition Corp., and Horizon Bank have each, by all appropriate action, approved this Agreement and the Mergers and has authorized the execution of this Agreement on its behalf by its respective duly authorized officers and the performance, respectively, by Horizon, Horizon Acquisition Corp., and Horizon Bank of its respective obligations hereunder.

            (b) Nothing in the Articles of Incorporation or Bylaws of Horizon or Horizon Acquisition Corp., as amended, or in the Articles of Association or Bylaws of Horizon Bank, or in any agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Horizon, Horizon Acquisition Corp., or Horizon Bank is bound or subject would prohibit any of them from entering into and consummating, or would be violated or breached by any of their consummation of this Agreement and the transactions contemplated herein on the terms and conditions herein contained.

            (c) This Agreement has been duly and validly executed and delivered by Horizon, Horizon Acquisition Corp., and Horizon Bank and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, and no other corporate acts or proceedings are required to be taken by Horizon, Horizon Acquisition Corp., or Horizon Bank to authorize the execution, delivery and performance of this Agreement.

            (d) Neither Horizon, Horizon Acquisition Corp., nor Horizon Bank is, and will not be by reason of the consummation of the transactions contemplated herein be, in default under or in violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, Horizon's or Horizon Acquisition Corp's Articles of Incorporation or Bylaws or Horizon Bank's Articles of Association or Bylaws, any promissory note, indenture, or other evidence of indebtedness or security therefore, or any lease, contract, or other commitment or agreement to which Horizon, Horizon Acquisition Corp., or Horizon Bank is a party or by which any of them or their property is bound.

            (e) Except for the requisite approvals of and filings with the FDIC, the FRB, the OCC, the MOFIS, the Indiana Secretary of State and the Michigan Department of Commerce, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this

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

      Agreement or the consummation of the Mergers by Horizon, Horizon Acquisition Corp., and Horizon Bank.

      Section 3.3 FINANCIAL INFORMATION. The audited consolidated balance sheets of Horizon and its subsidiaries as of December 31, 2002 and 2003 and related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 2003, together with the notes thereto, included in Horizon's most recent 10-K, as filed with the SEC, and the unaudited consolidated balance sheet of Horizon and its subsidiaries as of September 30, 2004, and the related unaudited consolidated statement of income, changes in shareholders' equity and cash flows for the period then ended included in Horizon's Quarterly Report on Form 10-Q as filed with the SEC (collectively, the "HORIZON FINANCIAL STATEMENTS"), all of which have been previously furnished by Horizon to Alliance, together with all subsequent financial statements and reports filed with the SEC prior to the Effective Date, shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Horizon and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material). Horizon and its subsidiaries each does not have any material liability, fixed or contingent, except as set forth in the Horizon Financial Statements or incurred in the ordinary course of business since the date of the most recent Horizon Financial Statement.

      Section 3.4 REPORTS. Since January 1, 2003 Horizon and Horizon Bank has filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the FRB, (iii) the OCC, or (iv) any applicable state securities or banking authorities, and (v) any other governmental authority with jurisdiction over Horizon or Horizon Bank. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 3.5 AGREEMENTS WITH BANKING AUTHORITIES. Neither Horizon, Horizon Acquisition Corp., nor Horizon Bank is subject to any order (other than orders applicable to banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including, without limitation, the FDIC, the OCC, and the FRB.

      Section 3.6 COMPLIANCE WITH LAW. Each of Horizon, Horizon Acquisition Corp., and Horizon Bank has all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations.

      Section 3.7 FINANCING FOR THE TRANSACTION. Horizon is in the process of acquiring a portion of the funds to allow it to perform its obligations under this Agreement. Horizon is not aware of any fact or circumstance that will likely prevent it from being able to acquire such funds. Assuming the acquisition of such funds, Horizon currently believes it will be, immediately

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

following the Mergers, in material compliance with all applicable capital regulations of federal banking agencies having jurisdiction over Horizon and Horizon Bank.

ARTICLE 4. AGREEMENTS OF ALLIANCE

      Section 4.1 CONDUCT OF BUSINESS.

            (a) Alliance and Alliance Bank shall continue to carry on its business and the discharge or incurrence of its obligations and liabilities only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, Alliance and Alliance Bank will not, without the prior written consent of Horizon, which consent will not be unreasonably withheld:

                  (I) DIVIDENDS. Declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property; or

                  (II) ISSUANCES OF STOCK. Issue any common or other capital stock or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock or permit any additional shares of Alliance Common Stock or capital stock of Alliance Bank to become subject to grants of employee or director stock options, restricted stock grants, or similar stock-based employee or director rights; or

                  (III) REDEMPTIONS OF STOCK. Directly or indirectly redeem, purchase or otherwise acquire (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock or form a new subsidiary; or

                  (IV) REORGANIZATIONS. Effect a split, reverse split,
            reclassification, or other similar change in or of any common or other capital stock or otherwise reorganize or recapitalize; or

                  (V) AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Change their
            Articles of Incorporation or Bylaws; or

                  (VI) WAGES AND BENEFIT PLANS. Except in the ordinary course of business consistent with past practices and except as contemplated by this Agreement (including severance payments anticipated to be paid by Horizon as described in Section 5.6 hereof), pay or agree to pay, conditionally or otherwise, any additional compensation (including bonuses) or severance benefit or otherwise make any changes with respect to the fees or compensation payable or to become payable to management consultants, directors, officers or salaried employees or, except as required by law and except as contemplated by this Agreement, adopt or make any change in any Employee Plan or other arrangement (including any agreement for indemnification) or payment made to, for or with any of such consultants, directors, officers or employees; or

                  (VII) INDEBTEDNESS. Except in the ordinary course of business
            (including creation of deposit liabilities, enter into repurchase agreements, purchases or sales of federal funds, and sales of certificates of deposit), borrow or agree to borrow

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

            any material amount of funds or directly or indirectly guarantee or agree to guarantee any material obligations of others except pursuant to outstanding letters of credit; or

                  (VIII) INVESTMENTS. Purchase or otherwise acquire any
            investment security for their own account that exceeds $500,000 individually or $1,000,000 in the aggregate or purchase or otherwise acquire any security other than U.S. treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, in either case having an average remaining life of three (3) years or less, or sell any investment security owned by them other than sales made in the ordinary course of business as previously conducted during the past three (3) years and in accordance with applicable law and regulations or engage in any activity that would be inconsistent with the classification of investment securities as either "held to maturity" or "available for sale;" or

                  (IX) CONTRACTS. Enter into, terminate or amend any agreement, contract or commitment out of the ordinary course of business which involves an amount of $25,000 individually or $100,000 in the aggregate or enter into any agreement which has a term greater than one (1) year regardless of the amount of payments; or

                  (X) LIENS. Place on any of their assets or properties any
            mortgage, pledge, lien, charge, or other encumbrance; or

                  (XI) CANCELLATION OF DEBTS. Cancel, release or compromise any indebtedness in excess of $25,000 owing to Alliance or Alliance Bank or any claims which Alliance or Alliance Bank may possess, or voluntarily waive any material rights with respect thereto; or

                  (XII) SALE OF ASSETS. Sell or otherwise dispose of any real property or any amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to Alliance or Alliance Bank; or

                  (XIII) ACQUISITION OF ASSETS. Acquire any assets of any other person by any means or foreclose upon or otherwise take title to or possession or control of, any real property without first obtaining a Phase One environmental report thereon, prepared by a reliable and qualified person or firm acceptable to Horizon, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither Alliance nor Alliance Bank shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless Alliance has reason to believe that such property might contain such materials or otherwise might be contaminated; or

                  (XIV) BREACHES. Commit any act or fail to do any act which will cause a material breach of any agreement, contract or commitment; or

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

                  (XV) VIOLATIONS OF LAW. Knowingly or recklessly violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on their business, financial condition, or earnings; or

                  (XVI) SETTLEMENT OF CLAIMS. Settle any litigation or claims against them without the prior consent of Horizon unless settlement does not require Alliance or Alliance Bank to pay any monies, incur any obligation or admit any wrongdoing or liability; or

                  (XVII) ACCOUNTING CHANGES. Implement or adopt any change in the accounting principles, practices or methods used by Alliance and Alliance Bank, other than as may be required by GAAP, as concurred with by Horizon's independent auditors, or as required by Section
            4.10 hereof.

                  (XVIII) RISK MANAGEMENT. Except as required by applicable law or regulation: (1) implement or adopt any material change in its interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (XIX) LOANS. Make (1) any new commercial loan in excess of
            $250,000, (2) any new single family, residential mortgage loan or home equity loan with a loan to value in excess of 80% or make any other new single family, residential mortgage loan or home equity line of credit in excess of $300,000, or (3) any new consumer loan in excess of $50,000.

                  (XX) ADVERSE ACTIONS. (1) Take any action reasonably likely to prevent or impede the Holding Company Merger or the Bank Merger; or
            (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Holding Company Merger set forth in Article 6 not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

                  (XXI) INTEREST RATES. Increase or decrease the rate of
            interest paid by Alliance Bank on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall Alliance Bank pay a rate of interest on any deposit product which is more than 0.0025 above the average of the rates paid on comparable deposit products by the banks and thrifts located in the market in which such deposit product is offered by Alliance Bank.

                  (XXII) COMMITMENTS. Agree or commit to do, or enter into any contract regarding, anything that would be precluded by this Section without first obtaining Horizon's consent.

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

                  (XXIII) LOAN LOSS RESERVE. Take any action that would change
            Alliance Bank's loan loss reserves which is not in compliance with Alliance Bank's past practices consistently applied and in compliance with GAAP.

            (b) Neither Alliance nor Alliance Bank shall, without the prior written consent of Horizon, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Alliance contained in Article 2 hereof if such representations and warranties were given as of the date of such transaction or action.

            (c) Alliance shall promptly notify Horizon in writing of the occurrence of any matter or event known to and involving Alliance or Alliance Bank that is materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of Alliance or Alliance Bank taken as a whole.

      Section 4.2 BREACHES. Alliance shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to Horizon and use its best efforts to prevent or promptly remedy the same.

      Section 4.3 SUBMISSION TO SHAREHOLDERS. Alliance shall cause to be duly called and held, on a date mutually selected by Horizon and Alliance, a special meeting of the shareholders of Alliance (the "SHAREHOLDERS' MEETING") for submission of this Agreement and the Holding Company Merger for approval by such shareholders as required by the MBCA and IBCL. In connection with the Shareholders' Meeting, (i) Alliance shall mail (or otherwise provide) to its shareholders all necessary information to enable the shareholders to make a fully informed decision about the Holding Company Merger, and (ii) the Board of Directors of Alliance shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its shareholders the approval of this Agreement and the Holding Company Merger contemplated hereby and use its best efforts to obtain such shareholder approval. Additionally, each director of Alliance agrees to vote any shares of Alliance Common Stock he or she owns in favor of the Holding Company Merger pursuant to the agreement attached hereto as Exhibit 4.3. Alliance acknowledges and agrees that none of the holders of Alliance Common Stock shall have the right to assert dissenters' rights in connection with the Holding Company Merger.

      Section 4.4 CONSUMMATION OF AGREEMENT; REGULATORY APPROVALS. Alliance and Alliance Bank shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof. Alliance shall furnish to Horizon in a timely manner all information, data and documents in the possession of Alliance and Alliance Bank requested by Horizon as may be required to obtain any necessary regulatory or other approvals of the Mergers or to file with the SEC and shall otherwise cooperate fully with Horizon to carry out the purpose and intent of this Agreement.

      Section 4.5 ENVIRONMENTAL REPORTS. Alliance has provided to Horizon copies of all Phase One environmental investigations and other environmental information in its possession in regard to all real property owned by Alliance, including any OREO property. Horizon shall have the right, at its own cost, for forty-five (45) days after the date of this Agreement, to obtain a report of a Phase One environmental investigation on all real property owned or leased by

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

Alliance or Alliance Bank (including Other Real Estate Owned) as of the date of this Agreement or acquired or leased thereafter, except that Alliance shall provide Horizon with any reports prepared pursuant to Section 4.1(a)(xiii). If required by the Phase One investigation in Horizon's reasonable opinion, Horizon may, at its own cost, obtain a Phase Two investigation on properties requiring such additional study. Horizon shall have ten (10) business days from the receipt of any such investigation report to notify Alliance in writing of any material environmental concerns. Within forty-five (45) days of the delivery of such notification, Horizon shall obtain an estimate or indication as described below regarding the cost of taking remedial and corrective actions or the inability to make such an estimate. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports and prudent in light of the findings of such report, in the aggregate, exceed the sum of $100,000, as reasonably estimated by an environmental expert promptly retained for such purpose by Horizon and reasonably acceptable to Alliance, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, then Horizon shall have the right pursuant to
Section 7.3 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement by providing written notice to Alliance within such ten (10)-day period.

      Section 4.6 ACCESS TO INFORMATION. Alliance shall permit Horizon reasonable access, in a manner which will avoid undue disruption or interference with Alliance's normal operations, to Alliance's and Alliance Bank's properties and shall disclose and make available to Horizon all books, documents, papers and records relating to Alliance's and Alliance Bank's assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities in which Horizon may have a reasonable and legitimate interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time, Alliance will cause one or more of Alliance's designated representatives to confer on a regular basis, but no less frequently than weekly, with the Chief Executive Officer of Horizon, or any other person designated in a written notice given to Alliance by Horizon pursuant to this Agreement, to report the general status of the ongoing operations of Alliance and Alliance Bank. Alliance and Alliance Bank will promptly notify Horizon of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Alliance or Alliance Bank and will keep Horizon fully informed of such events. Horizon will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 9.1 and Section 9.2 hereof.

      Section 4.7 PRESS RELEASE. Each of Alliance and Horizon agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous

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

disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

      Section 4.8 ACQUISITION PROPOSALS. Alliance and Alliance Bank each agree that it shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Alliance or Alliance Bank, respectively, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Alliance or Alliance Bank, other than the transactions contemplated by this Agreement (any of the foregoing, an "ACQUISITION PROPOSAL"); provided however, that if Alliance or Alliance Bank is not otherwise in violation of this Section, the Alliance or Alliance Bank Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if the Alliance or Alliance Bank Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to engage in any such negotiations or discussions could reasonably be deemed to constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Michigan law. Prior to taking Board action, Alliance shall promptly (within 24 hours) advise Horizon following the receipt by it of any Acquisition Proposal and shall provide Horizon with (i) the substance of the Acquisition Proposal (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal), and
(ii) a summary of the advice provided to it by its counsel. Alliance shall also advise Horizon of any other developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

      Section 4.9 TITLE INSURANCE AND SURVEYS.

            (a) Alliance has delivered to Horizon copies of the deeds, the most recent owner's title insurance policies, if any, and the surveys, if any, currently in Alliance's possession for each parcel of real estate owned by it and described in Section 2.14 of the Disclosure Schedule. Horizon shall be entitled, at its own cost and within forty five (45) days of the date hereof, to obtain new commitments for, and policies of title insurance or surveys in respect of, any real property owned or leased by Alliance.

            (b) Within fifteen (15) days after the Horizon's receipt of such surveys and title commitments, Horizon shall notify Alliance of any objections to any exceptions, conditions or other matters contained in or set forth in any survey or title commitment other than Standard Permitted Exceptions (the "UNPERMITTED EXCEPTIONS"). The term "STANDARD PERMITTED EXCEPTIONS" shall include (i) liens for real estate taxes and assessments not yet delinquent; and (ii) utility, access and other easements, rights of way, restrictions and exceptions existing on the real estate owned or leased by Alliance as shown in the title commitments, none of which impair such real property for the use and business being conducted thereon. Within ten (10) days after receipt of such written notice of Unpermitted Exceptions from Horizon, Alliance shall commence using its best efforts to cure any such Unpermitted Exceptions to the satisfaction of Horizon prior to the Closing. If Alliance agrees to cure the Unpermitted Exceptions but is unable to cure the Unpermitted Exceptions to the reasonable satisfaction of Horizon prior to the Closing, Horizon may either: (i) waive the uncured Unpermitted Exceptions and close the

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      transactions contemplated by this Agreement; or (ii) terminate this
      Agreement, in which event this Agreement shall be terminated, and neither party shall have any further obligation or liability to the other party hereunder.

      Section 4.10 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING
                   EXPENSES.

            (a) Notwithstanding that Alliance believes that it and Alliance Bank have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Alliance recognizes that Horizon may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, Horizon and Alliance shall consult and cooperate with each other with respect to conforming, based upon such consultation, as specified in each case in writing to Alliance by Horizon, and subject to the conditions in Section 4.10(d) below and as hereinafter provided, the loan, accrual and reserve policies of Alliance and Alliance Bank to those policies of Horizon.

            (b) In addition, from and after the date of this Agreement to the Effective Time, Alliance and Horizon shall consult and cooperate with each other with respect to determining, as specified in a written notice from Horizon to Alliance, based upon such consultation, subject to the conditions in Section 4.10(d) below and as hereinafter provided, appropriate and reasonable accruals, reserves and charges to establish and take in respect of severance costs and other appropriate and reasonable charges and accounting adjustments taking into account the parties' business plans following the Holding Company Merger.

            (c) Alliance and Horizon shall consult and cooperate with each other with respect to determining, as specified in a written notice from Horizon to Alliance, based upon such consultation, subject to the conditions in
      Section 4.10(d) below and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Holding Company Merger and the Bank Merger to be incurred in connection with the Holding Company Merger and the Bank Merger.

            (d) Subject to applicable laws, Alliance shall (i) establish and take such reserves and accruals at such time as Horizon shall reasonably request to conform Alliance's loan, accrual and reserve policies to Horizon's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Holding Company Merger and the Bank Merger and restructuring charges related to or to be incurred in connection with the Holding Company Merger and the Bank Merger, in each case at such times as are reasonably requested by Horizon, but in no event prior to two (2) business days before the Effective Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Horizon shall certify to Alliance that all conditions to Horizon's obligation to consummate the Holding Company Merger set forth in Section
      6.1 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Horizon's obligation to consummate the Holding Company Merger) have been satisfied or waived; and provided,

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

      further, that Alliance shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

            (e) No reserves, accruals or charges taken in accordance with this Section may be a basis to assert a violation of a breach of a representation, warranty or covenant of Alliance or Alliance Bank herein or be considered in computing the Consolidated Shareholders' Equity of Alliance pursuant to Section 4.11.

      Section 4.11 CONSOLIDATED SHAREHOLDERS' EQUITY.

            (a) Subject to the adjustments as provided in this Section, the aggregate amount of the Consolidated Shareholders' Equity of Alliance at the close of business on the last day of the month preceding the Effective Time (the "DETERMINATION DATE"), as shown by and reflected in its books and records of accounts prepared in accordance with GAAP, consistently applied, shall not be less than $7,900,000. The Consolidated Shareholders' Equity shall be calculated by Alliance's independent auditors, in consultation with Horizon's independent auditors, as of the close of business on the Determination Date using reasonable estimates of revenues and expenses where actual amounts are not available. For purposes of this calculation, Alliance shall assume a tax rate of 34%. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by Horizon's independent auditors, which approval shall not be unreasonably withheld.

            (b) As used in the preceding sentence, "Consolidated Shareholders' Equity" shall mean:

                  (i) the sum of Alliance's common stock, additional paid-in capital, retained earnings, and accumulated other comprehensive income as reflected on its balance sheet and as fully accrued to reflect all provisions to its allowance for loan losses,

                  (ii) excluding the following expenses associated with the
            Mergers (1) legal, accounting, and investment banking fees and expenses, not to exceed $175,000 in the aggregate, and (2) severance payments to be paid under Section 5.6 which may be accrued prior to Closing,

                  (iii) excluding additions to the loan loss reserve and similar changes requested by Horizon, except for those that are otherwise required by GAAP, any bank regulatory authority, or not made pursuant to Section 4.1(a)(xxiii),

                  (iv) excluding any other changes not contemplated by this
            Agreement but requested by Horizon prior to Closing, including any changes resulting from Section 4.10,

                  (v) including any gain or loss on the sale of investment
            securities, and

                  (vi) excluding the costs of terminating the current data
            processing contract with Computer Services, Inc. up to $200,000.

            (c) Horizon and Alliance recognize and agree that any changes to the valuation of the Alliance investment portfolio attributed to FAS 115, whether upward or downward, as determined to be necessary by Horizon's external auditors will not be

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      considered in calculating the Consolidated Shareholders' Equity for purposes of this Section.

            (d) In the event the Consolidated Shareholders' Equity of Alliance at the Effective Time is not equal to or greater than $7,900,000 (as calculated pursuant to this Section), the purchase price shall be reduced (on a dollar for dollar basis) to the extent of the shortfall. In the event the purchase price is reduced by more than $250,000 in the aggregate, Alliance shall have the option (in its sole discretion) to proceed to close the transactions contemplated by this Agreement or terminate this Agreement without incurring any liability or obligation to Horizon or any other party to this Agreement, subject to Section 7.10 with respect to willful breaches.

      Section 4.12 ATTENDANCE OF STANDING COMMITTEE MEETINGS. In order to provide for a smooth transition after the Mergers and for Horizon to monitor the compliance by Alliance with the provisions of Section 4.1(a) of this Agreement, Alliance agrees to allow representatives of Horizon to attend all meetings of Alliance's standing committees (excluding meetings of the Board of Directors) and shall provide Horizon with advance notice of all such meetings at the same time that such notice is provided to members of the committees.

      Section 4.13 COOPERATION ON CONVERSION OF SYSTEMS. Alliance agrees to commence immediately after the date of this Agreement (and continue until Closing or completed) using its best efforts to ensure an orderly transfer of information, processes, systems and data to Horizon and to otherwise assist Horizon in facilitating the conversion of all of Alliance's systems into, or to conform with, Horizon's systems; so that, as of the Effective Time, the systems of Alliance are readily convertible to Horizon's systems to the fullest extent possible without actually converting them prior to the Effective Time. The parties acknowledge that such conversion shall not actually occur until after the Effective Time.

      Section 4.14 DISPOSITION OF ALLIANCE BANK 401(k) PLAN. Alliance Bank maintains the Alliance Banking Company 401(k) Plan ("ALLIANCE BANK 401(k) PLAN") and Horizon maintains the Horizon Bancorp Employees' Thrift Plan ("HORIZON PLAN") and the Horizon Bancorp Employees' Stock Bonus Plan ("HORIZON STOCK BONUS PLAN"). Alliance Bank shall make contributions to the Alliance Bank 401(k) Plan between the date hereof and the Closing Date consistent with the terms of the Alliance Bank 401(k) Plan and past practices. Prior to execution of this Agreement, the Alliance Bank board of directors will adopt resolutions acceptable to Horizon and its employee benefits counsel providing for the "freeze" and termination of the Alliance Bank 401(k) Plan, effective as of the last business day preceding the Effective Time ("TERMINATION DATE"), subject to the consummation of the Mergers, so that (i) no participant in the Alliance Bank 401(k) Plan will accrue additional benefits under the Alliance Bank 401(k) Plan after the Termination Date; (ii) no current or future employee of Alliance Bank or Alliance, who is not a participant in the Alliance Bank 401(k) Plan on the Termination Date, will become a participant in the Alliance Bank 401(k) Plan after the Termination Date; (iii) the account balances of all participants in the Alliance Bank 401(k) Plan which were not previously 100 percent vested will become 100 percent vested on the Termination Date; and (iv) any contributions due to the Alliance Bank 401(k) Plan for the period prior to the Termination Date, and not yet paid on the Termination Date, will be contributed by Alliance Bank as soon as administratively feasible following the Termination Date. Such resolutions will remain in effect through and including the Effective Time of the Mergers. Horizon Bank shall receive from

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Alliance Bank evidence that the directors of Alliance Bank have adopted such resolutions prior to the Closing Date.

      Section 4.15 SECTION 125 PLAN. From the date of this Agreement through December 31, 2005, Alliance Bank shall continue to contribute to the Section 125 plan maintained by Alliance Bank for its employees ("ALLIANCE CAFETERIA PLAN") the pre-tax amounts which the Alliance Cafeteria Plan participants elect to defer from compensation in order to pay the employee portion of the cost of health care coverage and to fund any flexible spending accounts under the Alliance Cafeteria Plan. The Alliance Cafeteria Plan shall be terminated, effective as of December 31, 2005, and thereafter, the Alliance employees who have become and remain Horizon Bank employees shall participate in the Section 125 plan sponsored by Horizon ("HORIZON CAFETERIA PLAN"), effective as of January 1, 2006. Alliance shall take such action in respect of the Alliance Cafeteria Plan as Horizon reasonably may request so that it will be able to effect such termination and transfer of coverage in a prompt and efficient manner.

      Section 4.16 OTHER WELFARE BENEFIT PLANS. From the date of this Agreement until the Effective Time, Alliance Bank shall continue to maintain and fund all expenses of all other welfare benefit plans sponsored by Alliance Bank, including any and all group health and dental plans, life insurance plans, and short or long term disability plans including, but not limited to, benefits, insurance premiums and administrative fees, attributable to claims incurred on or prior to the Effective Time. If Horizon decides that it wants to terminate the other Alliance welfare benefit plans at or shortly after the Effective Time and thereafter to cover continuing employees under its own welfare benefit plans, Alliance Bank shall take such action in respect of the Alliance welfare benefit plans prior to the Effective Time as Horizon reasonably may request so that it will be able to effect such termination and transfer of coverage in a prompt and efficient manner.

ARTICLE 5. AGREEMENTS OF HORIZON

      Section 5.1 REGULATORY APPROVALS. Horizon shall use its reasonable best efforts to file all regulatory applications required in order to consummate the Mergers and the Third Merger, including the necessary applications for the prior approval of the FRB and the OCC within thirty (30) days after the date hereof. Horizon shall keep Alliance reasonably informed as to the status of such applications and provide Alliance copies of such applications and supplementally filed materials prior to or immediately after their filing and provide copies of all correspondence regarding the applications received from the FRB and OCC.

      Section 5.2 BREACHES. Horizon shall, in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to Alliance and use its best efforts to prevent or promptly remedy the same.

      Section 5.3 CONSUMMATION OF AGREEMENT. Horizon shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this

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

Agreement. This commitment shall include Horizon using its best efforts to obtain the additional financing necessary for it to consummate the transactions contemplated hereby.

      Section 5.4 DIRECTOR AND OFFICER INDEMNIFICATION.

            (a) Following the Effective Time, Horizon shall indemnify, defend and hold harmless the present and former officers, directors and employees of Alliance and Alliance Bank (each an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees) judgments, fines, losses, claims, damages or liabilities (collectively "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Horizon or Horizon Bank is required to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of Indiana and the Horizon Articles of Incorporation and Bylaws as in effect on the date hereof.

            (b) For a period of five (5) years from the Effective Time, Horizon shall use its reasonable best efforts to obtain and maintain an endorsement to Horizon's director's and officer's liability insurance policy to cover the officers and directors of Alliance and Alliance Bank (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time; provided, however, that if Horizon is unable to obtain such endorsement, then Horizon may purchase tail coverage under Alliance's existing director and officer liability insurance policy for such claims; provided further that in no event shall Horizon be required to expend in the aggregate during such five (5) year period more than three (3) times the current annual amount spent by Alliance (the "INSURANCE AMOUNT") to maintain or procure its current directors' and officers' insurance coverage; provided further, that if Horizon is unable to maintain or obtain the insurance called for by this Section, Horizon shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Alliance or Alliance Bank may be required to make application and provide customary representations and warranties to Horizon's insurance carrier for the purpose of obtaining such insurance.

            (c) Any Indemnified Party wishing to claim indemnification under this Section 5.4, upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Horizon thereof, provided that the failure so to notify shall not effect the obligations of Horizon hereunder unless and to the extent that Horizon is actually prejudiced as a result of such failure.

      Section 5.5 EMPLOYEE BENEFITS. Upon the Closing Date, it is intended that the employees of Alliance Bank who are not terminated shall become employees of Horizon Bank (or an affiliate); provided, nothing herein shall be interpreted as creating a contractual or other right to continued employment of an employee subsequent to the Closing Date. It is the intent of Horizon that, after the Effective Time, the employees of Alliance Bank who are not terminated will be added to the Horizon employee benefit plans.

      Section 5.6 SEVERANCE.

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            (a) Except as provided in paragraph 5.6(b) below in regard to specific employees, those employees of Alliance and Alliance Bank as of the Effective Time (a) who are still employed by Alliance and who Horizon or its affiliates elect not to employ after the Effective Time or who are terminated other than for cause within twelve (12) months after the Effective Date, and (b) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit 5.6, shall be entitled to severance pay equal to one (1) week of pay, at their rate of pay in effect at the time of termination, for each full year of continuous service with Alliance or Alliance Bank with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks. Such employees will have the option of: (i) receiving their severance in a lump-sum payment, or (ii) receiving their severance bi-weekly through Horizon's standard payroll process. Furthermore, any terminated employees shall be entitled to continuation coverage under Horizon Bank's group health plans as required by COBRA. Nothing in this Section shall be deemed to limit or modify Horizon's or Horizon Bank's at will employment policy.

            (b) In order to retain the services of certain key officers of Alliance through the Effective Time and in certain instance after such time, Horizon has agreed to provide specific severance payments to such officers of Alliance that are different from those to be provided pursuant to Section 5.6(a). The names of such officers and the amount of such severance payments are set forth on Confidential Schedule 5.6(b) which, while not specifically attached hereto, is deemed incorporated herein. Such officers shall also be required to sign and deliver the termination and release agreement in the form attached hereto as Exhibit 5.6 in order to obtain such payments.

      Section 5.7 EMPLOYEE TRANSITION PLAN. Non-critical positions which become open with Horizon or its affiliates in the ordinary course of Horizon's business will be communicated weekly to Alliance after the date of this Agreement, and Alliance employees will be given an opportunity to apply for such positions. If Horizon elects to hire an Alliance employee to fill an open position, such employee shall not become an employee of Horizon until the Closing, and Horizon will hold such positions open until the Closing. In addition, Horizon, at its expense (a) will provide group career counseling for the Alliance employees who will not be continuing with Horizon and (b) will make professional career counseling services available through its internal employee assistance program of up to four (4) visits per Alliance employee.

      Section 5.8 SOUTHWEST MICHIGAN ADVISORY BOARD. As soon as reasonably practical after the Effective Time, Horizon agrees to add Paul Oselka and Hillary Bubb to its Southwest Michigan Advisory Board.

      Section 5.9 MERGER AND TERMINATION OF BENEFIT PLANS.

            (a) As of, or as soon as administratively possible following the Effective Time, Horizon and its affiliates will make available to the employees of Alliance Bank who continue as employees of Horizon Bank or any affiliate after the Effective Time, subject to Section 5.9(b) through
      Section 5.9(c) hereof, substantially the same employee benefits on substantially the same terms and conditions as Horizon and the Horizon affiliates offer to other similarly situated employees. Until such time as such employees of Alliance Bank become covered by the Horizon benefit plans, they shall remain covered by the corresponding Alliance benefit plans, which Horizon and the Horizon

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

      affiliates shall assume and maintain as successor employers to the extent such plans are not terminated as of the Closing Date.

            (b) From and after the Effective Time, employees of Alliance Bank who become employees of Horizon Bank shall accrue benefits pursuant to the Horizon Thrift Plan and Horizon Stock Bonus Plan, as adopted by Horizon, and from and after the Effective Time former Alliance Bank employees participating in the Horizon Thrift Plan and Horizon Stock Bonus Plan shall receive credit, for eligibility and vesting purposes, for the service of such employees with Alliance Bank prior to the Effective Time as if such service were with Horizon Bank. Furthermore, if the Effective Date is not an "Entry Date" under the Horizon Thrift Plan or Horizon Stock Bonus Plan, respectively, such plans shall be amended to provide a special entry date for Alliance Bank employees who continue as employees of Horizon Bank as of the Effective Time.

            (c) Neither the terms of this Section 5.9 nor the provision of any employee benefits by Horizon or any of the Horizon affiliates to employees of Alliance Bank or any of its affiliates shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Alliance; or (ii) prohibit or restrict Horizon or the Horizon affiliates, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

      Section 5.10 FURTHER MATTERS. Neither Horizon nor any of its subsidiaries shall, without the prior written consent of Alliance, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Horizon contained in Article 3 hereof if such representations and warranties were given as of the date of such transaction or action. Horizon shall promptly notify Alliance in writing of the occurrence of any matter or event known to and involving Horizon or any of its subsidiaries that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Horizon or its subsidiaries taken as a whole.

ARTICLE 6. CONDITIONS PRECEDENT TO MERGERS

      Section 6.1 CONDITIONS OF HORIZON'S OBLIGATIONS. Horizon's and Horizon Bank's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by Horizon or Horizon Bank) prior to or on the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Alliance in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

            (b) COVENANTS PERFORMED. Alliance and Alliance Bank each shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.

            (c) NO ADVERSE ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, governmental agency

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

      or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

            (d) APPROVALS. All necessary regulatory and third party approvals, consents, and authorizations required for consummation of the Mergers shall have been obtained and all waiting periods required by law shall have expired.

            (e) ENVIRONMENTAL REPORTS. Horizon shall have obtained the environmental reports permitted by Section 4.5 and Section 4.1(a)(xiii) hereof and shall not have elected, pursuant to Section 4.5 and Section 7.3 hereof, to terminate and cancel this Agreement.

            (f) OTHER DOCUMENTS. Horizon shall have received all documents required to be received from Alliance and Alliance Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to Horizon.

            (g) CONSOLIDATED SHAREHOLDERS' EQUITY. The aggregate amount of the Consolidated Shareholders' Equity of Alliance shall not be less than $7,900,000 (as computed pursuant to Section 4.11), and Alliance shall have delivered to Horizon a certificate, dated as of the Effective Time and signed by Alliance's President and Secretary to such effect.

            (h) FAIRNESS OPINION. Horizon shall have received the opinion of McConnell, Budd & Romano, Inc. or another qualified investment banking firm or other qualified financial expert to the effect that, as of the date of this Agreement, the Holding Company Merger was fair to Horizon from a financial point of view.

            (i) LEGAL OPINION. Horizon shall have received a legal opinion from Alliance's counsel in substantially in the same form as the legal opinion attached hereto as Exhibit 6.1(i).

            (j) NO MATERIAL ADVERSE CHANGE. There shall not have occurred a Material Adverse Change to Alliance or Alliance Bank since September 30, 2004.

            (k) DUE DILIGENCE. Horizon shall be satisfied and shall have completed its due diligence review of the assets, business and operations of Alliance and Alliance Bank.

            (l) HORIZON INSURANCE. Horizon shall have obtained liability insurance indemnifying it and all of its subsidiaries and affiliates from any and all liability which may result from acts or omissions of Alliance's or Alliance Bank's officers, directors, employees and agents.

            (m) TERMINATION OF DATA PROCESSING CONTRACT. Horizon shall be reasonably satisfied that Alliance's data processing contract with Computer Services, Inc. may be terminated as of the Effective Time for $200,000 or less.

            (n) 401(k) PLAN TERMINATION. Horizon shall have received evidence that the directors of Alliance Bank have adopted resolutions affecting the freezing and the termination of the Alliance Bank 401(k) Plan effective as of the business day preceding the Effective Time of the Mergers in accordance with Section 4.14.

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

      Section 6.2 CONDITIONS OF ALLIANCE'S OBLIGATION. Alliance's and Alliance Bank's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by Alliance or Alliance Bank) prior to or on the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Horizon in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

            (b) COVENANTS PERFORMED. Horizon shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement including, but not limited to, the deposit of the Merger Consideration in the Exchange Fund.

            (c) NO ADVERSE ORDERS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, other governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

            (d) APPROVALS. All necessary regulatory and third party approvals, consents, and authorizations required for consummation of the Mergers, including the requisite approval of the Mergers by the shareholders of Alliance, shall have been obtained and all waiting periods required by law shall have expired.

            (e) OTHER DOCUMENTS. Alliance shall have received all documents required to be received from Horizon on or prior to the Closing Date, all in form and substance reasonably satisfactory to Alliance.

            (f) FAIRNESS OPINION. Alliance shall have received an opinion of Austin Associates, LLC or another qualified investment banking firm or other qualified financial expert to the effect that, as of the date of the mailing of the proxy statement to the Alliance shareholders, the Holding Company Merger was fair to the shareholders of Alliance from a financial point of view.

            (g) LEGAL OPINION. Alliance shall have received an opinion from Horizon's counsel in substantially the same form as the legal opinion attached hereto as Exhibit 6.2(g).

            (h) WAGNER EMPLOYMENT AGREEMENT. Horizon Bank and LeAnn Wagner shall have entered into a mutually agreed upon employment agreement.

            (i) D&O INSURANCE. Horizon and/or Alliance (as the case may be) shall have in place the director and officer liability insurance contemplated by Section 5.4.

            (j) SEVERANCE ARRANGEMENTS WITH KEY EMPLOYEES. Horizon and the officers specified on Confidential Schedule 5.6 shall have entered into mutually acceptable severance arrangements in accordance with such Schedule, except that this condition shall be deemed satisfied if the severance arrangement offered to each such key employee

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

      is comprised of the terms of Confidential Schedule 5.6 and the Termination and Release Agreement attached hereto as Exhibit 5.6.

ARTICLE 7. TERMINATION OR ABANDONMENT

      Section 7.1 MUTUAL AGREEMENT. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether shareholder approval of this Agreement and the Holding Company Merger by the shareholders of Alliance shall have been previously obtained.

      Section 7.2 BREACH OF REPRESENTATIONS OR AGREEMENTS. In the event that there is a material breach of any of the representations, warranties or agreements of Horizon or Alliance which breach cannot be cured or is not cured within thirty (30) days after written notice to cure such breach is given by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Holding Company Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice thereof within ten (10) days after such date or after such thirty
(30) day cure period has expired, as applicable.

      Section 7.3 ENVIRONMENTAL REPORTS. Horizon may terminate this Agreement to the extent provided by Section 4.5 by giving written notice thereof to Alliance.

      Section 7.4 FAILURE OF CONDITIONS. In the event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, then such party may, regardless of whether shareholder approval of this Agreement and the Holding Company Merger shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.

      Section 7.5 APPROVAL DENIED. If any regulatory application filed pursuant to Section 4.4 or Section 5.1 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled. However, it is understood that a request for additional information or undertaking by Horizon or Alliance , as a condition for approval, shall not be deemed to be a denial or disapproval so long as Horizon or Alliance diligently provides the requested information or, in its sole discretion, accepts such undertaking. In the event an application is denied subject to the right of an appeal, petition for review, or similar such act on the part of Horizon or Alliance (hereinafter referred to as the "APPEAL"), then the application will be deemed denied unless Horizon or Alliance promptly and diligently prepares and files such Appeal and continues the appellate process for purposes of obtaining the necessary approval.

      Section 7.6 SHAREHOLDER APPROVAL DENIAL. If this Agreement and consummation of the Holding Company Merger is not approved by the shareholders of Alliance at the Shareholders' Meeting, then either party may terminate this Agreement by giving written notice thereof to the other party.

      Section 7.7 LAPSE OF TIME. If the Closing Date does not occur on or prior to October 31, 2005, then this Agreement may be terminated by either party by giving written notice thereof to the other party.

      Section 7.8 FAILURE TO RECOMMEND. By Horizon if (a) upon the mailing of the proxy statement to the Alliance shareholders, the Board of Directors of Alliance shall not have

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recommended adoption and approval of this Agreement to its shareholders, or (b)
at any time prior to the receipt of the approval of the Alliance shareholders, Alliance's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Horizon (whether in accordance with Section 4.3 or otherwise).

      Section 7.9 ACCEPTANCE OF SUPERIOR PROPOSAL. By Alliance, if, without breaching Section 4.8, Alliance shall enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Alliance Board, after consulting with and considering the advice of Alliance's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section shall not be available to Alliance unless it delivers to Horizon (a) written notice of Alliance's intention to terminate at least five (5) days prior to termination and (b) simultaneously with such termination, the Fee referred to in Section 7.11. For purposes of this Section, "SUPERIOR PROPOSAL" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of Alliance receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (i) if accepted, is significantly more likely than not to be consummated, and (ii) if consummated, is reasonably likely to result in a materially more favorable transaction than the Company Merger for Alliance and its shareholders and other relevant constituencies.

      Section 7.10 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 7, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Section 7.11 and Section 9.4, and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

      Section 7.11 LIQUIDATED DAMAGES. If (a) Horizon terminates this Agreement pursuant to Section 7.8, or (b) Alliance terminates this Agreement pursuant to
Section 7.9, then, within five (5) business days of such termination, Alliance shall pay Horizon by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy, $583,800 (the "FEE"). If this Agreement is terminated solely by reason of the failure of Alliance to receive shareholder approval of the Holding Company Merger, and if, and only if, an Acquisition Proposal for Alliance was publicly announced (or otherwise disseminated to the shareholders of Alliance), prior to the date that Alliance's shareholders voted against the adoption of this Agreement, and if, within twelve (12) months after the date of such termination, a Change in Control of Alliance is consummated, then Alliance shall pay the Fee to Horizon by wire transfer in immediately available funds. For purposes of this Section, a "CHANGE IN CONTROL" of Alliance shall be deemed to have taken place if: (i) any person or entity, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, other than Alliance, Alliance Bank, or any employee benefit plan of Alliance or Alliance Bank, is or becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the then-issued and outstanding common stock of Alliance or Alliance Bank or the combined voting power of the then-outstanding securities of Alliance or Alliance Bank, whether through a tender offer or otherwise; (ii) there occurs any consolidation or merger in which Alliance or Alliance Bank is not the continuing or surviving corporation (except for a merger in which the holders of Alliance or Alliance Bank's common

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 35
stock and/or other voting stock immediately prior to the merger have the same proportionate ownership of common and/or other voting stock of the surviving corporation immediately after the merger); (iii) there occurs any consolidation or merger in which Alliance or Alliance Bank is the surviving corporation but in which shares of its common and/or other voting stock would be converted into cash or securities of any other corporation or other property or if its shareholders own less than fifty percent (50%) of the outstanding common stock immediately after the transaction; or (iv) there occurs any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Alliance or Alliance Bank. Notwithstanding the foregoing, no Fee shall be required to be paid if Horizon or Alliance terminates this Agreement solely because of the failure of Alliance to obtain the shareholder approval of this Agreement and the actions and transactions contemplated hereby do not occur solely as a result thereof.

ARTICLE 8. THE CLOSING OF THE BANK MERGER AND HOLDING COMPANY MERGER

      Section 8.1 THE CLOSING. The closing of the Bank Merger and the Holding Company Merger (the "CLOSING") shall take place at the corporate offices of Horizon at 10:00 A.M. Michigan City, Indiana time on the Closing Date described in Section 8.2 of this Agreement.

      Section 8.2 THE CLOSING DATE. The Closing shall take place on the first business day of the month following the month during which each of the conditions in Section 6.1 and Section 6.2 is satisfied or waived by the appropriate party or on such other date as Alliance and Horizon may agree (the "CLOSING DATE"). The Bank Merger shall become effective at the time specified in the certificate to be issued by the OCC approving the Bank Merger. The Holding Company Merger shall be effective upon the later to occur of (a) the filing of the Merger Agreement in the Office of the Indiana Secretary of State, or (b) the filing of the Merger Agreement in the Michigan Department of Commerce (the "EFFECTIVE TIME"), which the parties shall cause to occur simultaneous with the effectiveness of the Bank Merger and on the Closing Date.

      Section 8.3 ACTIONS AT CLOSING.

            (a)   At the Closing, Alliance shall deliver to Horizon:

                  (i) certified copies of the Articles of Incorporation and
            Bylaws of Alliance and the Articles of Incorporation and the Bylaws of Alliance Bank, as amended; and

                  (ii) a certificate or certificates signed by the Chief
            Executive Officer of Alliance stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article 2 hereof is true and correct in all material respects at the Effective Time with the same force and effect as if such representations and warranties had been made at the Effective Time, and (B) Alliance has performed and complied in all material respects, unless waived by Horizon, with all of its obligations and agreements required to be performed hereunder prior to the Effective Time;

                  (iii) certified copies of the resolutions of Alliance's Board of Directors and shareholders, approving and authorizing the execution of this Agreement, the Merger Agreement, and authorizing the consummation of the Mergers;

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 36

                  (iv) certified copies of the resolutions of Alliance Bank's
            Board of Directors and shareholder, approving and authorizing the execution of this Agreement and authorizing the consummation of the Bank Merger;

                  (v) the legal opinion of Alliance's legal counsel in the form attached hereto as Exhibit 6.1(i);

                  (vi) a Certificate of the Michigan Department of Commerce,
            dated a recent date, stating that Alliance is validly existing and in good standing;

                  (vii) Certificates of the MOFIS, the Michigan Department of
            Commerce and the FDIC, dated recent dates, relating to the valid existence and the FDIC insurance of deposits of Alliance Bank; and

                  (viii) Articles of Merger executed by the proper parties
            thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Agreement of Merger attached hereto as Appendix A in proper form for filing with the Secretary of State of the State of Indiana and the Michigan Department of Commerce in order to cause the Holding Company Merger to become effective pursuant to the IBCL and the MBCA.

            (b)   At the Closing, Horizon shall deliver to Alliance:

                  (i) a Certificate signed by the Chief Executive Officer of
            Horizon stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article 3 is true and correct in all material respects at the Effective Time with the same force and effect as if such representations and warranties had been made at the Effective Time and (B) Horizon has performed and complied in all material respects, unless waived by Alliance, with all of its obligations and agreements required to be performed hereunder prior to the Effective Time;

                  (ii) certified copies of the resolutions of Horizon's Board of
            Directors authorizing the execution of this Agreement, the Merger Agreement, and the consummation of the Mergers;

                  (iii) certified copies of the resolutions of Horizon Bank's
            Board of Directors authorizing the execution of this Agreement and the consummation of the Bank Merger;

                  (iv) the legal opinion of Barnes & Thornburg LLP, counsel for
            Horizon, in the form attached hereto as Exhibit 6.2(g); and

                  (v) Articles of Merger executed by the proper parties thereto reflecting the terms and provisions of this Agreement and including as an exhibit thereto the Agreement of Merger attached hereto as Appendix A in proper form for filing with the Secretary of State of the State of Indiana and the Michigan Department of Commerce in order to cause the Holding Company Merger to become effective pursuant to the IBCL and the MBCA.

            (c) At and after the Closing, the parties and their representatives shall execute and/or deliver to one another such other documents and instruments and take such actions as shall be necessary or appropriate to consummate the Mergers.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 37

ARTICLE 9. GENERAL PROVISIONS

      Section 9.1 CONFIDENTIAL INFORMATION. The parties acknowledge the confidential and proprietary nature of "INFORMATION" (as hereinafter described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction contemplated herein. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

      Section 9.2 RETURN OF DOCUMENTS. Upon termination of this Agreement without the Bank Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

      Section 9.3 NOTICES. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three (3) business days after deposit in the United States Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, (c) on the next business day after deposit with an overnight carrier, or (d) upon actual receipt if transmitted during business hours by fax (but only if receipt of a legible copy of such transmission is confirmed by the recipient); addressed (in any case) as follows:

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 38

IF TO HORIZON:                           WITH A COPY TO:

      HORIZON BANCORP                           BARNES & THORNBURG LLP
      515 FRANKLIN STREET (46360)               11 SOUTH MERIDIAN STREET
      MICHIGAN CITY, IN 46360                   INDIANAPOLIS, IN 46204-3535

      ATTN: CRAIG M. DWIGHT                     ATTN: RICHARD M. LEAGRE, ESQ.
            PRESIDENT AND CEO                   FAX: (317) 231-7433
      FAX: (219) 874-9280

AND

IF TO ALLIANCE:                          WITH A COPY TO:

      ALLIANCE FINANCIAL CORPORATION            SHUMAKER, LOOP & KENDRICK, LLP
      500 WEST BUFFALO STREET                         1000 JACKSON STREET
      NEW BUFFALO, MICHIGAN  49117              NORTH COURTHOUSE SQUARE
                                                TOLEDO, OHIO  43624

      ATTN: JOE MIGELY, PRESIDENT               ATTN: THOMAS C. BLANK, ESQ.
      FAX: (269) 469-5561                       FAX:  (419) 241-6894

or to such other address as any party may from time to time designate by notice to the other.

      Section 9.4 NONSURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

            (a) Except as specifically provided below, no representation, warranty, agreement, or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time, except those matters addressed in Section 1.6,
      Section 1.12, Section 5.4, Section 5.6, Section 5.7, Section 5.8, and this
      Article 9, and

            (b) No representation, warranty, agreement, or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the termination of this Agreement pursuant to Article 7 hereof, except those matters addressed in
      Section 7.10 and Section 7.11 and this Article 9.

      Section 9.5 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the other attached Schedules, including Confidential Schedule 5.6(b), constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

      Section 9.6 HEADINGS AND CAPTIONS. The captions of Articles, Sections and subsections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      Section 9.7 WAIVER, AMENDMENT OR MODIFICATION. The conditions of this Agreement which may be waived may only be waived by written notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 39
hereof shall in no manner affect the right at later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

      Section 9.8 RULES OF CONSTRUCTION. Unless the context otherwise requires
(a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

      Section 9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

      Section 9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof. This Agreement may not be assigned by either of the parties hereto.

      Section 9.11 GOVERNING LAW; ASSIGNMENT. This Agreement shall be governed by the laws of the State of Indiana without respect to conflicts of laws principles.

      Section 9.12 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, and in no event shall any employee of Alliance or Alliance Bank have any individual rights under this Agreement.

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 40

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         HORIZON BANCORP

                                         BY: /s/ CRAIG M. DWIGHT
                                         NAME: CRAIG M. DWIGHT
                                         TITLE: PRESIDENT AND CEO

                                         HORIZON ACQUISITION CORP.

                                         BY: /s/ CRAIG M. DWIGHT
                                         NAME: CRAIG M. DWIGHT
                                         TITLE: CHAIRMAN AND CEO

                                         ALLIANCE FINANCIAL CORPORATION

                                         BY: /s/ JOSEPH G. MIGELY
                                         NAME: ____________________________
                                         TITLE: PRESIDENT

                                         HORIZON BANK, NATIONAL ASSOCIATION

                                         BY: /s/ CRAIG M. DWIGHT
                                         NAME: CRAIG M. DWIGHT
                                         TITLE: CHAIRMAN AND CEO

                                         ALLIANCE BANKING COMPANY

                                         BY: /s/ JOSEPH G. MIGELY
                                         NAME: JOSEPH G. MIGELY
                                         TITLE: PRESIDENT

737026-5

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION                           PAGE 41

                                                                      APPENDIX A

--------------------------------------------------------------------------------

                                MERGER AGREEMENT

                                     AMONG

                         ALLIANCE FINANCIAL CORPORATION
                            (A MICHIGAN CORPORATION)

                                       AND

                            HORIZON ACQUISITION CORP.
                            (AN INDIANA CORPORATION)

--------------------------------------------------------------------------------
                                                               FEBRUARY 24, 2005

MERGER AGREEMENT                                                             A-1

                                MERGER AGREEMENT

      THIS MERGER AGREEMENT made and entered into as of February 24, 2005, between ALLIANCE FINANCIAL CORPORATION, a Michigan corporation located at 500 West Buffalo Street, New Buffalo, Michigan 49117 ("ALLIANCE"), and HORIZON ACQUISITION CORP., an Indiana corporation located at 515 Franklin Street, Michigan City, Indiana 46360 ("HORIZON ACQUISITION CORP.").

                                   WITNESSETH:

      WHEREAS, Alliance and Horizon Acquisition Corp. deem it advisable for their benefit respectively, and for the benefit of their respective shareholders, for Horizon Acquisition Corp. to merge with and into Alliance pursuant to this Merger Agreement in accordance with the Acts (as defined in Section 1.1); and

      WHEREAS, the Boards of Directors of Alliance and Horizon Acquisition Corp. have approved an Agreement of Merger and Plan of Reorganization that was executed and delivered as of February 24, 2005 between them (the "AGREEMENT AND PLAN OF MERGER").

      NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1. THE HOLDING COMPANY MERGER

      Section 1.1 THE HOLDING COMPANY MERGER. Pursuant to the terms and provisions of this Merger Agreement, the Michigan Business Corporation Act of 1972, as amended ("MICHIGAN LAW"), and the Indiana Business Corporation Law ("INDIANA LAW") (referred to herein collectively as the "ACTS"), Horizon Acquisition Corp. shall merge with and into Alliance (the "HOLDING COMPANY MERGER"). The Holding Company Merger shall be effective upon the later to occur of (i) the filing of this Merger Agreement together with Articles of Merger in the Office of the Indiana Secretary of State, or (ii) the filing of this Merger Agreement together with Articles of Merger with the Michigan Department of Commerce (the "EFFECTIVE TIME").

      Section 1.2 MERGING CORPORATION. Horizon Acquisition Corp. shall be the merging corporation under the Holding Company Merger and its corporate identity and existence, shall cease on consummation of the Holding Company Merger.

      Section 1.3 SURVIVING CORPORATION. Alliance shall be the surviving corporation in the Holding Company Merger (the "SURVIVING CORPORATION"), and the Articles of Incorporation and Bylaws of Alliance in effect prior to the Holding Company Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE 2. TERMS OF THE HOLDING COMPANY MERGER AND CONVERSION OF SHARES

      Section 2.1 EFFECT OF THE HOLDING COMPANY MERGER. The Holding Company Merger shall have all of the effects provided by the Acts.

      Section 2.2 CONVERSION OF ALLIANCE SHARES.

            (a) At the Effective Time, all of the shares of common stock, $1.00 par value, of Alliance (the "ALLIANCE COMMON STOCK") issued and outstanding immediately prior to the Effective Time, by virtue of the Holding Company Merger and without any action on

MERGER AGREEMENT                                                             A-2
      the part of the holders thereof, shall be converted into the right to receive $11,502,258 in cash in the aggregate from Horizon Bancorp ("HORIZON") which will equal $38.00 if there are 302,691 shares of common stock issued and outstanding at that time (the "MERGER CONSIDERATION").

            (b) At the Effective Time, each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Alliance Common Stock (the "CERTIFICATES") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 2.3.

            (c) At the Effective Time, all 15,960 outstanding options to purchase Alliance Common Stock ("ALLIANCE STOCK OPTIONS"), without any act on the part of any holder thereof, shall be converted into the right to receive from Horizon, at the Effective Time, an amount in cash equal to $38.00 minus the per share exercise price for each share of Alliance Common Stock subject to an Alliance Stock Option; provided, however, that there shall be withheld from such cash payment any taxes required to be withheld by applicable law. Each Alliance Stock Option shall be cancelled and cease to exist by virtue of such payment.

      Section 2.3 EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.

            (a) Horizon Trust and Investment Management, N.A. ("HORIZON TRUSt") shall act as Exchange Agent in the Holding Company Merger (the "EXCHANGE AGENT"). At the Effective Time, Horizon shall deposit the Merger Consideration in a separate account at Horizon Trust (the "EXCHANGE FUND") which shall be used for the sole purpose of making disbursements to the Alliance shareholders in connection with the Holding Company Merger.

            (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Horizon may reasonably specify) (each such letter, the "MERGER LETTER OF TRANSMITTAL") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

            (c) As soon as reasonably practical after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any

MERGER AGREEMENT                                                             A-3
      required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            (d) Horizon reserves the right in all cases involving more than five hundred (500) shares of Alliance Common Stock to require that a surety bond on terms and in an amount satisfactory to Horizon be provided to Horizon at the expense of the Alliance shareholder in the event that such shareholder claims loss of a Certificate for Alliance Common Stock and requests that Horizon waive the requirement for surrender of such Certificate.

            (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Alliance for six (6) months after the Effective Time shall be returned to Horizon. Any shareholders of Alliance who have not theretofore complied with this Section 2.3 shall thereafter look only to Horizon for payment of the Merger Consideration, deliverable in respect of each share of Alliance Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

            (f) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Alliance Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

ARTICLE 3. AMENDMENT; TERMINATION; ASSIGNMENT

      Section 3.1 AMENDMENT. At any time prior to the Effective Time, the parties to this Agreement by mutual written agreement authorized by their respective Boards of Directors (and whether before or after the shareholders of Alliance have approved and adopted this Agreement) may amend this Agreement; provided, however, that if the shareholders of Alliance have approved and adopted this Agreement, any such amendment shall not have a material adverse effect on the shareholders of Alliance.

      Section 3.2 TERMINATION. This Merger Agreement may be terminated by the parties hereto prior to the Effective Time under the circumstances provided in, and strictly in accordance with, the provisions of the Agreement and Plan of Merger.

      Section 3.3 SUCCESSORS AND ASSIGNS. This Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but none of the provisions hereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Merger Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or transferred by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party.

MERGER AGREEMENT                                                             A-4

      IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement as of the day and year first above written.

                                         ALLIANCE FINANCIAL CORPORATION

                                         BY:______________________________
                                         PRINTED:_________________________
                                         TITLE:___________________________

                                         HORIZON ACQUISITION CORP.

                                         BY:______________________________
                                         PRINTED:_________________________
                                         TITLE:___________________________

                                         HORIZON BANCORP

                                         BY:______________________________
                                         PRINTED:_________________________
                                         TITLE:___________________________

MERGER AGREEMENT                                                             A-5

                                                                     EXHIBIT 1.7

                          AGREEMENT TO CONVERT OPTIONS

      The undersigned represents and warrants that he/she is the legal and beneficial owner of an option to purchase up to ____________ shares of common stock, $1.00 par value, of Alliance Financial Corporation ("ALLIANCE") which was issued to the undersigned under the Alliance Financial Corporation ___________________________ Stock Option Plan and is evidenced by a
____________________ Stock Option Agreement dated ____________________ (the
"STOCK OPTION AGREEMENT").

      The undersigned acknowledges that Alliance has agreed to merge with Horizon Bancorp, and acknowledges and agrees that in connection therewith, the holders of the Alliance stock options are required to convert their stock options into cash pursuant to the terms of the Agreement of Merger and Plan of Reorganization dated February ____, 2005.

      The undersigned acknowledges and agrees that he/she shall be entitled to receive, in connection with the merger, the difference between $38.00 and the per share exercise price for each share of Alliance common stock subject to the stock options owned by the undersigned, provided, however, that there shall be withheld from such cash payment any taxes required to be withheld by applicable law, and the undersigned further agrees to surrender the Stock Option Agreement evidencing his/her ownership of the stock options to Alliance or Horizon Bancorp on or before the closing of the merger in exchange for the aforementioned consideration and recognizes and agrees that the Stock Option Agreement (and all other agreements or instruments evidencing the ownership of stock options of Alliance Financial Corporation held by the undersigned) shall be cancelled and be of no further force and effect upon the payment noted above.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement on the ____ day of ______________________, 2005.

                                         OPTIONHOLDER

                                         _________________________________
                                         Signature
                                         _________________________________
                                         Name Printed

Accepted and agreed to this ___________ day of _____________, 2005.

                                         HORIZON BANCORP

                                         BY:______________________________
                                         PRINTED:_________________________
                                         TITLE:___________________________

EXHIBIT 1.7                                                               PAGE 1

                                                                     EXHIBIT 4.3

                  AGREEMENT OF DIRECTORS OF ALLIANCE CONCERNING
                               AGREEMENT OF MERGER

      Each of the undersigned, being all of the Directors of Alliance Financial Corporation ("ALLIANCE"), having voted as such Director for the approval and adoption by Alliance of that certain Agreement of Merger and Plan of Reorganization ("AGREEMENT OF MERGER") among Alliance, Horizon Bancorp ("HORIZON"), Horizon Acquisition Corp., Horizon Bank, National Association, and Alliance Banking Company whereby Horizon will acquire all of the outstanding capital stock of Alliance for $38.00 per share pursuant to a statutory merger (the "HOLDING COMPANY MERGER"), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made herein, and in order to induce Horizon to execute and deliver the Agreement of Merger to Alliance and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby represents that he/she is not aware of any fact or circumstance that would make any of the representations or warranties of Alliance contained in the Agreement of Merger incorrect in any material respect and hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement of Merger that the undersigned:

            (a) will support the consummation of the Holding Company Merger and, subject to fiduciary duties, will recommend the Holding Company Merger for approval and adoption by the shareholders of Alliance;

            (b) will vote all shares of common stock of Alliance ("ALLIANCE COMMON") now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the shareholders of Alliance or adjournments thereof, in favor of the approval and adoption of the Agreement of Merger; and

            (c) until such time as the Holding Company Merger has been consummated or the Agreement of Merger has been duly terminated in accordance with the provisions thereof, will not transfer any shares of Alliance Common, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to Horizon a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to Horizon.

      The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of Alliance Common indicated beside his or her signature below.

      This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement.

EXHIBIT 4.3                                                               PAGE 1

                 EXECUTED AND DELIVERED as of February 24, 2005.

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

_________________________________________      (__________ SHARES)
_________________________________________

EXHIBIT 4.3                                                               PAGE 2

                                                                     EXHIBIT 5.6

                        TERMINATION AND RELEASE AGREEMENT

      THIS TERMINATION AND RELEASE AGREEMENT (the "AGREEMENT") is made and entered into by and between HORIZON BANK, NATIONAL ASSOCIATION ("HORIZON BANK") and ________________________________ ("EMPLOYEE") (collectively, the "PARTIES").

      The Parties agree as follows:

      1. Employee hereby voluntarily terminates employment with Horizon Bank and its predecessor, Alliance Banking Company ("ALLIANCE BANK"), effective _____________, 2005.

      2. In consideration of the agreements and promises made by Employee in this Agreement, Horizon Bank shall pay to Employee the sum of $ ___________________, less usual and customary withholding and deductions. Horizon Bank shall have no other continued liability to Employee for any compensation, bonuses, or benefits of employment, other than any benefits which accrued and became vested on or before the effective date of Employee's termination, under any employee medical or dental benefit plan of Horizon Bank or Alliance Bank, or any employee pension benefit plan of Horizon Bank or Alliance Bank, but which, under the applicable plan document, are not payable until after such effective date.

      3. Employee specifically agrees that Horizon Bank has complied with all of its notification requirements under COBRA, and Horizon Bank confirms Employee may elect COBRA continuation coverage by timely returning the appropriate election form and making the necessary premium payment.

      4. In consideration of the agreements and promises made by Horizon Bank in this Agreement, Employee hereby RELEASES AND FOREVER DISCHARGES Horizon Bank and its affiliates, and their respective owners, officers, directors, agents, attorneys, and employees, from any and all claims, demands, liabilities, actions, or causes of action which Employee had, has, or may have on account of, arising out of, or related to: (a) Employee's employment with Horizon Bank or Alliance Bank or the termination of Employee's employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under the federal Fair Labor Standards Act of 1938, the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act of 1990, the common law of the States of Indiana and Michigan, the laws of the States of Indiana and Michigan governing employment discrimination and civil rights, any and all other statutes of the States of Indiana and Michigan, and any and all other federal, state, or local laws; and (b) all other matters occurring prior to the date of this Agreement.

      5. This Agreement is made and entered into solely for the purpose of terminating Employee's employment with Horizon Bank on an amicable and certain basis and does not in any way constitute, and shall not be construed to constitute, an admission of liability of any sort on the part of either of the Parties.

      6. Employee recognizes and agrees that all non-public information, documents and records relating to the business of Horizon Bank and its affiliates (the "CONFIDENTIAL INFORMATION") and all other information and property of Horizon Bank and its affiliates, whether or not constituting Confidential Information, which are obtained, received or created by the Employee is and shall remain the sole and exclusive property of Horizon Bank, shall be held by

EXHIBIT 5.6 PAGE 1 the Employee subject to the custody and control of Horizon Bank, and shall be delivered and surrendered by the Employee to Horizon Bank immediately upon termination of the Employee's employment.

      7. Employee agrees and promises that the Employee will not at any time, whether during Employee's employment by Horizon Bank or at any time thereafter, directly or indirectly, disclose or use, on the Employee's own behalf or on behalf of any third party, any Confidential Information of Horizon Bank or any of its affiliates.

      8. Employee promises and agrees that Employee will not at any time, whether during the Employee's employment with Horizon Bank or at any time thereafter, make false, disparaging or uncomplimentary remarks about Horizon Bank or its employees or affiliates.

      9. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, agents, and successors in interest to each of the Parties.

      10. This Agreement represents the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter of this Agreement.

      11. Each provision and covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants of this Agreement.

      12. This Agreement shall be interpreted in accordance with the laws of the State of Indiana without regard to conflict of law principles.

      13. Employee expressly agrees and acknowledges as follows: (1) that Employee understands the terms and conditions of this Agreement; (2) that Employee has knowingly and voluntarily entered into this Agreement; (3) that Employee has been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; (4) that Employee has been advised in writing that Employee may take as long as 21 days to review and consider this Agreement before signing it; (5) and that this Agreement, when signed by Horizon Bank and Employee, shall be legally binding upon the Parties, as well as upon their heirs, assigns, executors, administrators, agents, and successors in interest.

      14. Employee may revoke this Agreement by giving written notice to Horizon Bank of such revocation at any time prior to 7 days following the date this Agreement is signed by the Parties, and this Agreement shall not become effective or enforceable until the end of such seven day revocation period.

EXHIBIT 5.6                                                               PAGE 2

      IN WITNESS WHEREFORE, intending to be legally bound to each and all of the terms of this Termination and Release Agreement, the Parties hereby execute this Agreement this ____ day of ___________, 2005.

CAUTION:                                 HORIZON BANK, NATIONAL ASSOCIATION
READ BEFORE SIGNING

________________________________         By:___________________________
          "Employee"
                                         Its:__________________________

EXHIBIT 5.6                                                               PAGE 3

                                                                  EXHIBIT 6.1(i)

                 LEGAL OPINION OF SHUMAKER, LOOP & KENDRICK, LLP
                   [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]

__________, 2005

Horizon Bancorp
515 Franklin Street
Michigan City, IN 46360

Gentlemen:

      We have acted as counsel for Alliance Bancorp, a Michigan corporation ("ALLIANCE") and Alliance Banking Company, a Michigan state-chartered commercial bank ("ALLIANCE BANK"), in connection with the Agreement of Merger and Plan of Reorganization dated ___________, 2005 (the "AGREEMENT OF MERGER"), among Alliance, Alliance Bank, Horizon Bancorp, an Indiana corporation ("HORIZON"), Horizon Acquisition Corp., an Indiana corporation ("HAC"), and Horizon Bank, National Association, a national bank ("HORIZON BANK") and the Merger Agreement between HAC and Alliance (the "MERGER AGREEMENT"). The Agreement of Merger and Merger Agreement are collectively referred to herein as the "AGREEMENTS"). This opinion is being delivered to you pursuant to Section 6.1(i) of the Agreement of Merger. Terms used herein that are defined in the Agreements shall have the meaning set forth therein unless otherwise defined herein.

      In connection with this opinion, we have examined the following documents, agreements and instruments:

      -     The Agreements,

      -     The Articles of Incorporation and Bylaws of Alliance,

      -     The Articles of Incorporation and Bylaws of Alliance Bank,

      -     __________________________________________________, and

      - Such other corporate documents and records of Alliance and Alliance Bank and public documents and records as we have deemed necessary or appropriate for this opinion.

      The documents, agreements and instruments referred to above are sometimes collectively herein referred to as the "TRANSACTION DOCUMENTS."

      As to questions of fact material to our opinion, we have relied upon representations and/or certificates of (a) officers of Alliance and Alliance Bank, and (b) public officials; none of which representations or information has been independently verified by us. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of

EXHIBIT 6.1(i) PAGE 1 the originals of the latter documents, and the due authorization, execution and delivery of all documents by parties other than Alliance and Alliance Bank.

      In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of Alliance or Alliance Bank, except as otherwise may be expressly stated herein.

      Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument or agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein.

      As used herein, "to our knowledge" or words or phrases of similar import shall mean during the course of our representation of Alliance or Alliance Bank, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our firm who are actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this firm or a general search of the firm's files.

      Based solely on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. Alliance is a corporation duly incorporated and in good standing under the laws of the State of Michigan, and Alliance Bank is a Michigan state-chartered bank duly organized and in good standing under the laws of the State of Michigan. Alliance and Alliance Bank each have all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties and assets, to incur all of its liabilities, and to carry on its business as it now is being conducted. Alliance and Alliance Bank have all requisite corporate power and authority to enter into the Agreements and to consummate the transactions contemplated by the Agreements.

      2. Alliance is the legal and record owner of all of the issued and outstanding shares of capital stock of Alliance Bank free and clear of any claims, liens, pledges and other encumbrances.

      3. All corporate acts and other proceedings required to be taken by Alliance and Alliance Bank to authorize the execution, delivery and performance of the Agreements have been duly taken. The Agreements have been duly executed and delivered by Alliance and Alliance Bank and constitute legal, valid, and binding obligations of Alliance and Alliance Bank enforceable against Alliance and Alliance Bank in accordance with their terms.

      4. To the best of our knowledge, neither the execution and the delivery by Alliance or Alliance Bank of the Agreements nor the consummation of the transactions contemplated by the Agreements will constitute a default under or a material violation of any provision of, nor will the consummation of the transactions

EXHIBIT 6.1(i)                                                            PAGE 2
            contemplated by the Agreements afford any party a right to accelerate any indebtedness under, the Articles of Incorporation or Bylaws of Alliance, the Articles of Incorporation or Bylaws of Alliance Bank, any material promissory note, indenture or other evidence of indebtedness or agreement evidencing security therefor, or any material lease, contract, or other commitment or agreement to which Alliance or Alliance Bank is a party or by which either Alliance or Alliance Bank or its property is bound, any statute, regulation, or rules, or any judgment, order, or decree applicable to Alliance or Alliance Bank.

      5. Except as set forth in the Agreements and to the best of our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by Alliance or Alliance Bank in connection with the execution and delivery of the Agreements or the consummation by Alliance and Alliance Bank of the transactions contemplated by the Agreements.

      6. Alliance's authorized capital stock consists of 2,000,000 shares of common stock, $1.00 par value per share (the "ALLIANCE COMMON STOCK"), of which 302,691 of such shares are issued and outstanding. All of the outstanding shares of Alliance Common Stock have been duly and validly issued and are fully paid and non-assessable. To our knowledge, none of the shares of Alliance Common Stock has been issued in violation of the preemptive or subscription rights of any person. Except for options to acquire 15,960 shares of common stock of Alliance, there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Alliance or contracts, commitments, understandings or arrangements by which Alliance is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Alliance has no obligation, contingent or otherwise, to reacquire any shares of Alliance Common Stock.

      7. Alliance Bank's authorized capital stock consists of 36,091 shares of common stock, $10.00 par value per share (the "ALLIANCE BANK COMMON STOCK"), all of which are issued and outstanding. All of the outstanding shares of Alliance Bank Common Stock have been duly and validly issued and are fully paid and non-assessable, except as provided for under Michigan Law. To our knowledge, none of the shares of Alliance Bank Common Stock has been issued in violation of the preemptive or subscription rights of any person. There are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Alliance Bank or contracts, commitments, understandings or arrangements by which Alliance Bank is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Alliance Bank has no obligation, contingent or otherwise, to reacquire any shares of Alliance Bank Common Stock.

      8. Except as disclosed in the Disclosure Schedule, to our knowledge, there is no material litigation, claim or other proceeding pending or threatened before any

EXHIBIT 6.1(i)                                                            PAGE 3
            judicial, administrative or regulatory agency or tribunal against Alliance or Alliance Bank, or to which the property of Alliance or Alliance Bank is subject, which can reasonably be expected to result in any material adverse change in the financial condition, operations, or business of Alliance and Alliance Bank taken as a whole.

The opinions expressed above are subject to the following qualifications:

      A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to Horizon, HAC, or Horizon Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or of any other equitable remedy.

      B. We have assumed that the execution, delivery, and performance of the Transaction Documents by Horizon, HAC, and Horizon Bank, do not and will not contravene, conflict with, violate or result in breach of
            (i) any law, statute or ordinance of any jurisdiction applicable solely to Horizon, HAC, and Horizon Bank and not to Alliance and Alliance Bank, (ii) any provision of the constituent documents of Horizon, HAC, or Horizon Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which Horizon, HAC, or Horizon Bank are parties.

      C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Michigan or any local or national accounting organization or association.

      D. We wish to advise you that, under Michigan law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims,

EXHIBIT 6.1(i)                                                            PAGE 4
            losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

      E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of Alliance or Alliance Bank or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and (v) waiver of Constitutional rights.

      F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable,
            (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

      G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

      H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing case law. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

      The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

      This opinion is solely for the benefit of the addressee hereof in connection with the closing of the transactions contemplated by the Agreements, and no other person or entity may rely upon this opinion without the prior, express written consent of this firm.

                               Very truly yours,

EXHIBIT 6.1(i)                                                            PAGE 5

                                                                  EXHIBIT 6.2(g)

                     LEGAL OPINION OF BARNES & THORNBURG LLP

                       [BARNES & THORNBURG LLP LETTERHEAD]

__________, 2005

Alliance Financial Corporation
500 West Buffalo Street
New Buffalo, MI  49177

Gentlemen:

      We have acted as counsel for Horizon Bancorp, an Indiana corporation ("HORIZON"), Horizon Acquisition Corp., an Indiana corporation ("HAC"), and Horizon Bank, National Association, a national bank ("HORIZON BANK"), in connection with the Agreement of Merger and Plan of Reorganization dated __________, 2005 (the "AGREEMENT OF MERGER"), among Horizon Bank, HAC, Alliance Financial Corporation, a Michigan corporation ("ALLIANCE"), and Alliance Banking Company, a Michigan state-chartered bank ("ALLIANCE BANK") and Horizon Bank, and the Merger Agreement dated __________, 2005 (the "MERGER AGREEMENT") between Alliance and Horizon (the Agreement of Merger and the Merger Agreement are referred to collectively herein as the "AGREEMENTS"). This opinion is being delivered to you pursuant to Section 6.2(g) of the Agreement of Merger. Terms used herein that are defined in the Agreements shall have the meaning set forth therein unless otherwise defined herein.

      In connection with this opinion, we have examined the following documents, agreements and instruments:

      -     The Agreements,

      -     The Articles of Incorporation and Bylaws of Horizon and HAC,

      -     The Articles of Association and Bylaws of Horizon Bank,

      -     _____________________________________________________________, and

      - Such other corporate documents and records of Horizon, HAC and Horizon Bank and public documents and records as we have deemed necessary or appropriate for this opinion.

      The documents, agreements and instruments referred to above are sometimes collectively herein referred to as the "TRANSACTION DOCUMENTS."

      As to questions of fact material to our opinion, we have relied upon representations and/or certificates of (a) officers of Horizon, HAC and Horizon Bank, and (b) public officials;

EXHIBIT 6.2(g) PAGE 1 none of which representations or information has been independently verified by us. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of the latter documents, and the due authorization, execution and delivery of all documents by parties other than Horizon and Horizon Bank.

      In connection with this opinion, we advise you that we have not made any special examination of and are not expressing any opinion regarding the affairs or financial condition of Horizon, HAC and Horizon Bank, except as otherwise may be expressly stated herein.

      Except as otherwise expressly stated herein, this opinion should in no way be construed as passing upon the accuracy or completeness of any of the representations or warranties which may be or have been made to you in connection with the Transaction Documents or any other instrument or agreement contemplated by the Transaction Documents or on any other matters, legal or otherwise, not specifically covered herein.

      As used herein, "to our knowledge" or words or phrases of similar import shall mean during the course of our representation of Horizon, HAC and Horizon Bank, no information that would give us current actual knowledge of the inaccuracy of such statement has come within the conscious awareness of lawyers in our firm who are actively involved in negotiating the Transaction Documents or preparing documents in furtherance of the transaction which is the subject of the Transaction Documents. Information shall not be deemed to be within our knowledge if such information might have been revealed if there had been undertaken a canvass of all lawyers within this firm or a general search of the firm's files.

      We are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana. For purposes of rendering this opinion, we have assumed that all matters of law relevant to the Transaction Documents and the transactions contemplated thereby will be governed by the laws of the State of Indiana and the federal laws of the United States.

      Based solely on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. Horizon and HAC are corporations duly incorporated and validly existing under the laws of the State of Indiana, and Horizon Bank is a national bank duly incorporated and validly existing under the laws of the United States. Horizon, HAC and Horizon Bank each has all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties and assets, to incur all of its liabilities, and to carry on its business as it is now being conducted. Horizon, HAC and Horizon Bank each has all requisite corporate power and authority to enter into the Agreements, to merge Alliance Bank with Horizon Bank and to merge Alliance with HAC in accordance with the terms of the Agreements, and to consummate the transactions contemplated by the Agreements.

      2. All corporate acts and other proceedings required to be taken by Horizon, HAC and Horizon Bank to authorize the execution, delivery and performance of the

EXHIBIT 6.2(g)                                                            PAGE 2

            Agreements have been duly taken. The Agreements have been duly executed and delivered by Horizon, HAC and Horizon Bank and constitute legal, valid, and binding obligations of each of Horizon, HAC and Horizon Bank enforceable against each in accordance with their terms.

      3. To the best of our knowledge after due inquiry, neither the execution and the delivery by Horizon, HAC or Horizon Bank of the Agreements nor the consummation of the transactions contemplated by the Agreements will constitute a default under or a material violation of any provision of, nor will the consummation of the transactions contemplated by the Agreements afford any party a right to accelerate any indebtedness under, the Articles of Incorporation or Bylaws of Horizon or HAC, the Articles of Association or Bylaws of Horizon Bank, any material promissory note, indenture or other evidence of indebtedness or agreement evidencing security therefor, or any material lease, contract, or other commitment or agreement to which Horizon, HAC or Horizon Bank is a party or by which any of Horizon, HAC, Horizon Bank or its property is bound, any statute, regulation, or rules, or any judgment, order, or decree applicable to Horizon, HAC or Horizon Bank.

      4. Except as set forth in the Agreements and to the best of our knowledge after due inquiry, no consent, approval, order or authorization of, or registration, declaration or filing with or notice to any court, administrative agency, or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by Horizon, HAC or Horizon Bank in connection with the execution and delivery of the Agreements or the consummation by Horizon, HAC and Horizon Bank of the transactions contemplated by the Agreements.

      The opinions expressed above are subject to the following qualifications:

      A. Our opinions with respect to the legality, validity, binding effect, and enforceability of any document or agreement referenced above and any rights granted to Alliance or Alliance Bank pursuant to any such document or agreement are subject to the effect of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing or affecting debtors' and creditors' rights or remedies generally and to the effect of general principles of equity and matters of public policy (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing. Without limiting the generality of the foregoing exceptions, we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or of any other equitable remedy.

      B. We have assumed that the execution, delivery, and performance of the Transaction Documents by Alliance and Alliance Bank, do not and will not contravene, conflict with, violate or result in breach of (i) any law, statute or ordinance of any jurisdiction applicable solely to Alliance and Alliance Bank and not to Horizon, HAC or Horizon Bank, (ii) any provision of the constituent

EXHIBIT 6.2(g)                                                            PAGE 3
            documents of Alliance or Alliance Bank, or (iii) any approvals, consents, licenses, orders, writs, judgments, injunctions or decrees of any court, arbitrator, administrative agency or other governmental authority, or any indenture, mortgage, deed of trust, agreement, lease or other instrument to which Alliance or Alliance Bank are parties.

      C. We express no opinion that the structure of the transaction or the performance of the Transaction Documents is or is not in compliance with professional accounting statutes (state or federal), and all rules, regulations, interpretations, statements, ethical codes, professional standards, and licensing requirements relating to accountancy, whether promulgated by any agency of the State of Indiana or any local or national accounting organization or association.

      D. We wish to advise you that, under Indiana law, contractual indemnification and hold harmless provisions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. Moreover, indemnification (and presumably exculpation) clauses generally are strictly construed and the terms must be set forth clearly and unequivocally. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to the public policy and, therefore, invalid and/or unenforceable.

      E. We express no opinion as to the enforceability of provisions of the Transaction Documents relating to (i) consents or waivers as to jurisdiction, (ii) consents or waivers of service of process, (iii) the validity or enforceability of any purported waiver or purported consent relating to any rights of Horizon, HAC or Horizon Bank or duties owed thereto, existing as a matter of law, (iv) self-help provisions, and (v) waiver of Constitutional rights.

      F. We express no opinion as to any provisions in the Transaction Documents insofar as they purport to provide that any party (i) may have rights to the payment or reimbursement of attorneys' fees and litigation expenses, except to the extent that a court determines that such fees are reasonable and such provision is enforceable,
            (ii) may have rights to the payment of any sum of liquidated damages, or (iii) waives any right or defense.

      G. This opinion is limited to matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion does not constitute a guarantee of, or security for, the obligations created pursuant to the Transaction Documents or any of the other matters referred to or opined upon herein, and by rendering this opinion, we are not guaranteeing or insuring payment or performance of said transaction.

EXHIBIT 6.2(g)                                                            PAGE 4

      H. This opinion is based on and relies upon the current facts and the current status of the law, and is subject in all respects to, and may be limited by, after the date hereof, changes in the facts, further rules, regulations and legislation, as well as developing case law. We assume no obligation to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion letter, whether or not deemed material.

      The opinions expressed herein represent our reasonable judgment as to certain matters of law based upon the facts presented or assumed and should not be considered or construed as a guarantee. Actions and reliance hereon are subject to the final business judgment of the parties acting in reliance.

      This opinion is solely for the benefit of the addressee hereof in connection with the closing of the transactions contemplated by the Agreements, and no person or entity may rely upon this opinion without the prior, express written consent of this firm.

                                Very truly yours,

                                BARNES & THORNBURG LLP

EXHIBIT 6.2(g)                                                            PAGE 5